AMENDED AND RESTATED
                   COMMERCIAL LOAN AGREEMENT


This Amended and Restated Commercial Loan Agreement ("Agreement") is made as of May 15, 1997 by and among Imperial Bank, a California banking corporation ("Imperial"), The Sumitomo Bank of California, a California banking corporation ("Sumitomo"), The Titan Corporation, a Delaware corporation ("Borrower"), and Sumitomo in its capacity as agent for Sumitomo and Imperial (the "Agent"). Imperial and Sumitomo are sometimes collectively referred to herein as the "Banks."

                          RECITALS

A.     Borrower and Sumitomo entered into that certain Commercial
Loan Agreement dated August 8, 1994 and subsequently amended pursuant to amendments dated May 25, 1995, December 29, 1995, May 9, 1996, September 6, 1996, October 18, 1996 and March 26, 1997 (collectively, the "Existing Agreement").

B. Borrower, Sumitomo and Imperial are entering into this Agreement in order to amend, restate, replace and supersede the Existing Agreement in its entirety.

NOW, THEREFORE, in consideration of the foregoing Recitals, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.     REVOLVING LINE OF CREDIT, AMOUNT AND TERMS.

Banks agree to make available to Borrower the following line(s) of credit and/or credit accommodations on the following terms, covenants and conditions:

1.1     Revolving Line of Credit Amount.

(a)     Revolving Line of Credit.  During the Availability
Period, Banks will provide a line of credit (the "Revolving Line of Credit") to Borrower. The maximum amount of the Revolving Line of Credit including the subline facility for letters of credit (the "Total Commitment") is Twenty-Four Million Dollars ($24,000,000). Of the Total Commitment, Sumitomo's Commitment is Fourteen Million Dollars ($14,000,000) and Imperial's Commitment is Ten Million Dollars ($10,000,000). Upon execution of this Agreement, the respective Commitments of the Banks shall be as set forth above. Under no circumstances shall any Bank be obligated to advance more than its particular Commitment. The respective Commitments of the Banks may be assigned pursuant to Section 9.1 hereof. As used in this Agreement, "Pro Rata Share" means, as to any Bank at any time, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of such Bank's Commitment divided by the Total Commitment of all Banks. Sumitomo's initial Pro Rata Share is .583333333 and Imperial's initial Pro Rata Share is .416666667. Borrower's obligation to repay the Revolving Line of Credit is evidenced by two promissory notes (one in favor of Sumitomo and one in favor of Imperial) substantially in the forms of Exhibits A-1 and A-2 attached hereto (collectively, the "Revolving Line Notes").

(b)     Revolving Nature of Line of Credit.  During the
Availability Period, Borrower may repay principal amounts and reborrow them under the Revolving Line of Credit.

(c)     Subline Facility for Letters of Credit.  The Revolving
Line of Credit includes a subline facility for letters of credit. The subline facility for letters of credit is not to exceed Five Million Dollars ($5,000,000).

(d) Maximum Loan Balance. Borrower agrees not to permit the outstanding principal balance of the Revolving Line of Credit plus the outstanding amounts of any letters of credit under the subline facility, including amounts drawn on letters of credit and not yet reimbursed (such sum being referred to herein as the "Loan Balance"), to exceed the Total Commitment.

(e) Imperial to Make Payment. Imperial acknowledges that amounts have previously been drawn under the Revolving Line of Credit. Imperial shall pay to the Agent, immediately upon demand by the Agent, for payment to Sumitomo, an amount equal to Imperial's Pro Rata Share of the outstanding principal balance of all previous advances under the Revolving Line of Credit.

1.2 Availability Period. The period under which Borrower may draw on the Revolving Line of Credit ("Availability Period") is between the date of this Agreement and May 31, 1998 (the "Maturity Date"), unless Borrower is in default, in which event Banks need not make any advances.

1.3     Interest Rates.

(a)     Interest Rate Absent Optional Interest Rate Election.
Unless Borrower elects an Optional Interest Rate as described below, the "Interest Rate" shall be Sumitomo's Prime Rate in effect from time to time.

(b) Definition of Prime Rate. The "Prime Rate" equals the rate of interest set from time to time by Sumitomo at its head office in San Francisco, California as its Prime Rate. The Prime Rate is determined by Sumitomo as a means of pricing credit extensions to some customers and is neither tied to any external rate of interest or index nor is it necessarily the lowest rate of interest charged by Sumitomo at any given time for any particular class of customers or credit extensions. Any changes in the interest rate resulting from a change in the Prime Rate shall take effect without notice on the date specified at the time the Prime Rate is set.

(c) Optional Interest Rate. Instead of the interest rate based on Sumitomo's Prime Rate, Borrower may elect to have all or portions of the Revolving Line of Credit (during the Availability Period) bear interest at the Offshore Rate plus two percent (2.00%), as more fully described in Section 1.3(d) below (the "Optional Interest Rate"), during an interest period agreed to by Agent and Borrower. Each interest rate is a rate per annum. Interest will be paid on the last day of each interest period and, if the interest period is longer than 30 days, then on the first day of each month during the interest period. At the end of any interest period, the interest rate will revert to the rate based on the Prime Rate, unless Borrower has designated another Optional Interest Rate for that portion.

(d) Offshore Rate/Rate Plus Disclosed Spread. Borrower may elect to have all or portions of the principal balance of the Revolving Line of Credit (including, without limitation, amounts representing unreimbursed draws under the subline facility letters of credit) bear interest at the Offshore Rate plus two percent (2.00%).

Designation of an Offshore Rate portion is subject to the following requirements:

(i) The interest period during which the Offshore Rate will be in effect will be 30 days, 60 days, 90 days or 180 days as selected by Borrower (except that Borrower may select an interest period of 14 days so long as the Offshore Rate portion is at least $1,000,000). The last day of the interest period will be determined by Agent using the practices of the offshore dollar inter-bank market.

(ii) Each Offshore Rate portion will be for an amount not less than two hundred fifty thousand dollars ($250,000)
(other than for an interest period of 14 days, in which event the amount may not be less than $1,000,000) and increments of fifty thousand dollars above the minimum.

(iii) At any given time, Borrower may have no more than five portions of the principal balance of the Revolving Line of Credit bearing interest based upon the Offshore Rate.

(iv) The "Offshore Rate" means the interest rate determined by the following formula, rounded upward to the nearest 1/100 of one percent. (All amounts in the calculation will be determined by Agent as of the first day of the interest period.)

Offshore Rate  =        Eurodollar Rate
                  ---------------------------
                  (1.00 - Reserve Percentage)

Where,

(A) "Eurodollar Rate" means the interest rate quoted by the Agent's International Department as the "LIBOR rate" applicable for the interest period chosen by Borrower and for borrowings in an amount equal to Sumitomo's Pro Rata
Share of the requested borrowing.

(B) "Reserve Percentage" means the total of the maximum reserve percentages for determining the reserves to be maintained by member banks of the Federal Reserve System for Eurocurrency Liabilities, as defined in the Federal Reserve Board Regulation D. The percentage will be expressed as a decimal, and will include, but not be limited to, marginal, emergency, supplemental, special, and other reserve percentages.

(v) Borrower may not elect an Offshore Rate with respect to any portion of the principal balance of the Revolving
Line of Credit which is scheduled to be repaid before the last day of the applicable interest period.

(vi) No portion of the principal balance of the Revolving Line of Credit already bearing interest at the Offshore
Rate may be converted to a different rate during its interest period.

(vii) Each prepayment of an Offshore Rate portion, whether voluntary, by reason of acceleration or otherwise, will be accompanied by the amount of accrued interest on the amount prepaid, and a prepayment fee equal to the amount (if any) by which:

(A) the additional interest which would have been payable on the amount prepaid had it not been paid until the last day of the interest period, exceeds

(B)     the interest which would have been
recoverable by Banks by placing the amount prepaid on deposit in the offshore dollar market for a period starting on the date on which it was prepaid and ending on the last day of the interest period for such portion.

(C) Agent will have no obligation to accept an election of an Offshore Rate portion if any of the following described events has occurred and is continuing:

(x) Dollar deposits in the principal amount, and for periods equal to the interest period, of an Offshore Rate portion are not available in the offshore
Dollar interbank market; or

(y)     the Offshore Rate does not accurately
reflect the cost of an Offshore Rate portion.

1.4     Repayment Terms/Revolving Line of Credit.

(a) Except as otherwise provided in Section 1.3(c) hereof, Borrower will pay in arrears on the first day of each calendar month all interest accrued on amounts outstanding under the Revolving Line of Credit (including, without limitation, all unreimbursed amounts drawn under letters of credit) during the immediately preceding calendar month.

(b) Except as otherwise provided in Section 1.5(f) hereof with respect to letters of credit having terms extending beyond the Maturity Date, Borrower will repay in full all principal, interest and other charges outstanding under the Revolving Line of Credit no later than the Maturity Date.

(c)     Any amount bearing interest at an Optional Interest
Rate may be repaid at the end of the applicable interest period.

(d) Subject to provisions contained elsewhere herein, Borrower may prepay the Revolving Line of Credit in full or in part at any time. The prepayment will be applied first to interest and charges and then to the principal outstanding under the Revolving Line of Credit.

(e) All payments of principal, interest, fees or other amounts to be made by Borrower under this Agreement shall be made to Agent at its office located at 611 West Sixth Street, Los Angeles, California, or at such other place as Agent may designate by written notice to Borrower and Banks (herein, the "Agent's Office").

1.5     Letter of Credit Subline Facility.  The Revolving Line of
Credit may be used for financing: (i) commercial letters of credit (which will require drafts payable at sight), or (ii) standby letters of credit, in either case with maturities not to extend more than 365 days beyond the Maturity Date. Each commercial letter of credit will be issued by Sumitomo pursuant to a completed request for letter of credit in the form of Exhibit D hereto (each a "Request for Letter of Credit") delivered by Borrower to the Agent.

(a) Each Request for Letter of Credit shall be submitted to the Agent not later than 11:00 a.m., Los Angeles time, at least two (2) Banking Days prior to the date upon which the requested letter of credit is to be issued. Upon issuance of a letter of credit, the Agent promptly shall notify the Banks of the amount and terms thereof.

(b) Upon the issuance of a letter of credit, each Bank shall be deemed to have purchased a participation therein from Sumitomo in an amount equal to that Bank's Pro Rata Share of the face amount of the letter of credit. Without limiting the scope and nature of each Bank's participation in any letter of credit, to the extent that Sumitomo has not been reimbursed by Borrower for any payment required to be made by Sumitomo under any letter of credit, each Bank shall, according to its Pro Rata Share, reimburse Sumitomo immediately upon demand for the amount of such payment. The obligation of each Bank to so reimburse Sumitomo shall be absolute and unconditional and shall not be affected by the occurrence of any Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of Borrower to reimburse Sumitomo for the amount of any payment made by Sumitomo under any letter of credit together with interest in accordance with this Agreement.

(c) The amount of outstanding letters of credit, including amounts drawn on letters of credit and not yet reimbursed, may not exceed at any one time Five Million Dollars ($5,000,000) in the aggregate.

(d) Standby letters of credit issued in favor of governmental agencies in lieu of worker's compensation insurance premiums shall not exceed Two Hundred Thousand Dollars ($200,000) in the aggregate outstanding at any one time.

(e) Any sum drawn under a letter of credit shall be added to the principal amount outstanding under this Agreement. The amount will bear interest and be due and payable by Borrower in the same manner as other advances under the Revolving Line of Credit, except as provided in
Section 1.5(f), below.

(f) In the event any subline facility letters of credit are outstanding on the Maturity Date, or if an Event of Default occurs, Borrower shall immediately prepay all outstanding letters of credit and deposit with Agent on the Maturity Date, as cash collateral for the reimbursement obligations of Borrower with respect to such letters of credit (and Borrower hereby grants to Agent, for the ratable benefit of Banks, a security interest in such cash collateral), an amount equal to the entire face amount of all outstanding letters of credit, to be applied to repay draws under letters of credit as and when made.

(g) The issuance of any letter of credit or any amendment to a letter of credit is subject to Agent's written approval and must be in form and content reasonably satisfactory to Agent and in favor of a beneficiary reasonably acceptable to Agent.

(h) Borrower will sign Sumitomo's form Application and Security Agreement for Commercial Letter of Credit or Application and Agreement for Standby Letter of Credit, as applicable.

(i) Borrower agrees that Agent may automatically charge its checking account for applicable fees, discounts, and other charges relating to any letters of credit.

(j) Borrower will pay to Agent, for the ratable benefit of Banks, a non-refundable fee equal to 1.5% per annum (times the full term of the letter of credit) of the face amount of each standby letter of credit issued hereunder, payable fully in advance at the time of issuance and on each renewal date (if any). Borrower will pay to Agent, for the ratable benefit of Banks, Sumitomo's standard fees in effect from time to time, as determined by Sumitomo, for commercial letters of credit issued under this Agreement.

(k) Borrower will pay to Agent, for the ratable benefit of Banks, any issuance and/or other fees that Agent notifies Borrower will be charged for issuing and processing letters of credit for Borrower.

2..     FEES, EXPENSES AND DEPOSITS.

2.1     Fees.

(a)     Commitment Fee.  Borrower agrees to pay a Sixty
Thousand Dollar ($60,000) commitment fee to Agent, for the ratable benefit of Banks, upon execution of this Agreement.

(b)     Unused Commitment Fee.  Borrower agrees to pay to
Agent, for the ratable benefit of Banks, a fee on any difference between the Total Commitment and the amount of credit Borrower actually uses, determined by the weighted average Loan Balance maintained during the specified period. This fee will be calculated at three eighths of one percent (.375%) per year, and is due monthly in arrears. For purposes of calculating the foregoing fee, the entire face amount of all issued and outstanding letters of credit shall be counted as credit being "actually used."

2.2     Expenses.

(a) Borrower agrees to repay Agent, immediately upon demand by Agent, for Agent's reasonable expenses incurred in connection with this Agreement, which may include, without limitation, filing, recording and search fees and documentation fees.

(b) Borrower agrees to reimburse Agent, immediately upon demand by Agent, for any expenses incurred by Agent in the negotiation and preparation of this Agreement and any agreement or instrument required by this Agreement. Expenses include, but are not limited to, reasonable attorneys' fees and disbursements, including the fees and disbursements of outside counsel and any allocated costs of Agent's in-house counsel.

     3..     DISBURSEMENTS, PAYMENTS AND COSTS.

3.1 Requests for Credit. As used herein, any extension of credit which bears interest based upon the Prime Rate is referred to as a "Prime Rate Credit" and any extension of credit which bears interest based upon the Offshore Rate is referred to as an "Offshore Rate Credit". Borrower shall make each request for an extension of credit under the Revolving Line of Credit (other than requests for issuance of letters of credit under the subline facility) by delivering to Agent an irrevocable written request in the form of Exhibit "B", appropriately completed (a "Request for Credit"), which specifies, among other things:

(i) The principal amount of the requested extension of credit;
(ii) Whether the requested extension of credit will initially be a Prime Rate Credit or an Offshore Rate Credit;

(iii) If the requested extension of credit is to initially be an Offshore Rate Credit, the interest period selected by Borrower for such extension of credit in accordance with Section 1.3(d)(i); and

(iv) The date of the requested extension of credit, which shall be a Banking Day.

Borrower shall deliver to Agent, at the Agent's Office, a properly completed Request for Credit (i) at least three (3) Banking Days before the date of the requested extension of credit in case of an Offshore Rate Credit, and (ii) not later than 11:00 a.m., Los Angeles time, on the date of the requested extension of credit in the case of a Prime Rate Credit. The Agent may, in its sole and absolute discretion, permit any request for extension of credit to be made by telephone, in which case Borrower shall confirm the same by mailing or faxing a written Request for Credit to the Agent within 48 hours following the telephonic request. If Borrower fails to deliver to the Agent a written Request for Credit, Borrower hereby waives the right to dispute the amount, interest rate or term of any extension of credit made pursuant to Borrower's telephonic request. Promptly following receipt of a Request for Credit, the Agent shall notify each Bank by telephone, telecopier or Telex of the date and amount of the requested credit, the applicable interest period (in the case of an Offshore Rate Credit), and that Bank's Pro Rata Share of the requested credit. Not later than 1:00 p.m., Los Angeles time, on the date specified for any extension of credit, each Bank shall make its Pro Rata Share of the requested credit in immediately available funds available to the Agent at the Agent's Office.

3.2     Conversion of Interest Rate on Extensions of Credit.
Borrower may convert outstanding Prime Rate Credits into Offshore Rate Credits, or existing Offshore Rate Credits into other Offshore Rate Credits, in accordance with this Section 3.2. Borrower shall request any such conversion by delivering to Agent an irrevocable written request in the form of Exhibit "C", appropriately completed (a "Request for Conversion"). Each Request for Conversion shall specify, among other things:

(i) The total dollar amount of Prime Rate Credits which are to be converted to an Offshore Rate Credit;

(ii) The total dollar amount and interest period expiration dates of any existing Offshore Rate Credits which are to be converted to other Offshore Rate Credits;

(iii) The interest period selected by Borrower for any newly converted Offshore Rate Credits in accordance with Section 1.3(d)(i); and

(iv) The date of the requested conversion, which shall be a Banking Day.

Borrower shall deliver to Agent, at the Agent's office, a properly completed Request for Conversion not later than 11:00 a.m., Los Angeles time, at least two (2) Banking Days prior to the first day of the applicable interest period as set forth in the Request for Conversion. The Agent may, in its sole and absolute discretion, permit a Request for Conversion to be made by telephone, in which case Borrower shall confirm the same by mailing or faxing a written Request for Conversion to the Agent within 48 hours following the telephonic request. If Borrower fails to make a written Request for Conversion, Borrower hereby waives the right to dispute the amount, interest rate or term of any such Offshore Rate Credit.
 Unless Borrower has timely delivered to Agent a Request for Conversion in accordance with this Section 3.2 with respect to any existing Offshore Rate Credit, such Offshore Rate Credit shall automatically become a Prime Rate Credit on the day immediately following the last day of the applicable interest period for such Offshore Rate Credit. With respect to any conversion pursuant to this Section 3.2, at or about 1:00 p.m., Los Angeles time, two (2) Banking Days before the first day of the requested interest period, the Agent shall determine the applicable Offshore Rate (which determination shall be conclusive in the absence of manifest error) and promptly shall give notice of the same to Borrower and the Banks by telephone, telecopier or Telex. Upon fulfillment of the conditions set forth in this Section 3.2, the conversion shall become effective on the first day of the requested interest period.

3.3     Agent's Right to Assume Funds Available for Extensions of
Credit. Unless the Agent shall have been notified by any Bank at least two hours prior to the funding by the Agent of any extension of credit that such Bank does not intend to make available to the Agent such Bank's Pro Rata Share of the total amount of such extension of credit, the Agent may assume that such Bank has made such amount available to the Agent on the date of the extension of credit and the Agent may, in reliance upon such assumption, make available to Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Bank, the Agent shall be entitled to recover such corresponding amount on demand from such Bank, which demand shall be made in a reasonably prompt manner. If such Bank does not pay such corresponding amount immediately upon the Agent's demand therefor, the Agent promptly shall notify Borrower and Borrower shall pay such corresponding amount to the Agent within five (5) Banking Days after demand. In the event no Event of Default has occurred and is continuing and a Bank does not fund its Pro Rata Share of an extension of credit, the other Banks shall increase the amount of their funding to cover the Request for Credit, provided that such increased funding does not cause any Bank's Pro Rata Share of the Total Commitment to be exceeded. The Agent also shall be entitled to recover from such Bank or Borrower, as the case may be, interest on such corresponding amount for each day from the date such corresponding amount was made available by the Agent to Borrower to the date such corresponding amount is recovered by the Agent, at a rate per annum equal to the Interest Rate or the Offshore Rate, depending upon whether the extension of credit is a Prime Rate Credit or an Offshore Rate Credit. Nothing herein shall be deemed to relieve any Bank from its obligation to fulfill its Pro Rata Share of the Total Commitment or to prejudice any rights which the Agent and/or Borrower may have against any Bank as a result of any default by such Bank hereunder.

3.4     Payments by Borrower.  Each payment by Borrower will be:

(a) made at Agent's Office (or such other location as may be selected by Agent from time to time by written notice to Borrower),

(b) made for the account of Agent's Office or such other office as may be selected by Agent from time to time,

(c) made in immediately available funds, or such other type of funds reasonably selected by Agent, and

(d)     evidenced by records kept by Agent.

3.5     Telephone Authorization.

(a) Subject to Section 1.5, Section 3.1 or Section 3.2, as applicable, Agent may, in its sole and absolute discretion, honor telephonic requests for extensions of credit, requests for conversion and requests for issuance of subline facility letters of credit made by any officer of Borrower or by any person or persons so authorized by any authorized officer of Borrower, promptly followed up with a completed Request for Letter of Credit as provided in Section 1.5, a completed Request for Credit as provided in Section 3.1 or a completed Request for Conversion as provided in Section 3.2, as applicable.

(b) Proceeds of extensions of credit will be deposited in, and repayments will be withdrawn from, Borrower's account number 058-15052570, or such other account with Agent as may be designated in writing by Borrower.

(c) Agent will provide written confirmation to Borrower and Banks of transactions made based on telephone instructions. Borrower agrees to notify Agent promptly of any discrepancy between the written confirmation and telephone instructions. If there is a discrepancy and Agent has already acted on the telephone instructions, the telephone instructions will prevail over the written confirmation.

(d)     Borrower and Banks indemnify and hold harmless Agent
(including its officers, employees, and agents) from all liability, loss, and costs in connection with any act resulting from telephone instructions it reasonably believes are made by an officer of Borrower or a person authorized by an officer of Borrower. This indemnity and agreement to hold harmless will survive this Agreement's termination.

          3.6     Direct Debit.

(a) Borrower agrees that interest and any fees will be deducted automatically on the due date from Borrower's checking account number 058-15052570 with Agent.

(b) Agent will also debit Borrower's account on the dates any principal payments become due hereunder. If a due date for any payment does not fall on a Banking Day, Agent will debit the account on the first Banking Day following the due date.

(c) Borrower will maintain sufficient funds in the referenced account on the dates Agent enters debits authorized by this Agreement in order to cover all such debits by Agent. If there are insufficient funds in the account on the date Agent enters any debit authorized by this Agreement, Borrower shall immediately pay such shortfall to Agent.

3.7 Banking Days. Unless otherwise provided in this Agreement, a "Banking Day" is a day other than a Saturday or a Sunday on which Agent is open for business in California. For Offshore Rate Credits (if any), a Banking Day is a day other than a Saturday or a Sunday on which Agent is open for business in California and dealing in offshore dollars. All payments and disbursements which would be due on a day which is not a Banking Day will be due on the next Banking Day. All payments received on a day which is not a Banking Day will be applied to the applicable Line of Credit on the next Banking Day.

3.8 Taxes. Borrower will not deduct any taxes from any payments made to Agent or Banks hereunder. If any government authority imposes any taxes or charges on any payments made by Borrower, Borrower will pay the taxes or charges. Upon request by Agent, Borrower will confirm that it has paid the taxes by giving Agent official tax receipts (or notarized copies) within 30 days after the due date.

3.9 Additional Costs. Borrower will pay Agent, on demand by Agent, for Banks' costs or losses relating to this Agreement arising from any statute or regulation, or any request or requirement of a regulatory agency which is applicable to Banks. The costs and losses will be allocated to the Revolving Line of Credit in a manner determined by Agent, using any reasonable method. The costs include the following:

(a)     any reserve or deposit requirements; and

(b) any capital requirements relating to any Bank's assets and commitments for credit.

3.10 Interest Calculation. Except as otherwise stated in this Agreement, all interest and fees, if any, will be computed on the basis of a 360-day year and the actual number of days elapsed. This results in more interest or a higher fee than if a 365-day year is used.

3.11 Interest on Late Payments. At Agent's sole option in each instance, any amount not paid when due under this Agreement (including interest) shall bear interest from the due date at Sumitomo's Prime Rate plus two and one-half percent (2.50%). This may result in compounding of interest.

3.12 Default Rate. Upon the occurrence and during the continuance of any Event of Default, at Agent's sole option Borrower shall pay interest on the outstanding principal of the Revolving Line of Credit at the rate of interest otherwise provided under this Agreement plus two and one-half percent (2.50%) (the "Default Rate"). This will not constitute a waiver of any Event of Default.

3.13 Overdrafts. Subject to the other terms and conditions of this Agreement, Agent may, in its sole and absolute discretion, make advances under the Revolving Line of Credit to prevent or cover an overdraft on any account of Borrower with Sumitomo. Each such advance will accrue interest from the date of the advance or the date on which the account is overdrawn, whichever occurs first, in accordance with this Agreement. Each Bank agrees to fund any such advance (and Borrower agrees to repay any such advance) at the same times and in the same manner as required for any other advances under the Revolving Line of Credit pursuant to this Agreement.

3.14 Overadvances. If at any time the principal outstanding balance of the Revolving Line of Credit (including the undrawn amounts, and drawn and unpaid amounts, of all outstanding subline facility letters of credit) exceeds the Total Commitment, at Agent's option, that amount shall be immediately due and payable by Borrower on demand.

     4.     CONDITIONS.

4.1 Initial Extension of Credit. Agent must have received the following items, in form and content reasonably acceptable to Agent, before Banks are required to extend any credit to Borrower under this Agreement:

(a) Authorizations. Evidence that the execution, delivery and performance by Borrower of this Agreement and any instrument or agreement required under this Agreement have been duly authorized.

(b)     Revolving Line Notes.  The fully executed Revolving
Line Notes.

(c) Insurance. Evidence of the insurance coverage required by Section 6.22 of this Agreement.

(d) Legal Opinion. A written opinion from Borrower's legal counsel in favor of Agent and Banks, covering such matters as Agent may require. The legal counsel and the terms of the opinion must be reasonably acceptable to Agent.

(e)     Good Standing.  Certificates of good standing (i) for
Borrower from its state of incorporation and from California and Virginia, and (ii) for such Guarantors (as defined in Section 4.1(f)) as Agent may require, from their respective states of incorporation.

(f) Ancillary Documents. Fully executed originals of this Agreement and the following additional documents (collectively, the "Ancillary Documents"): (i) the Revolving Line Notes, (ii) a continuing guaranty (the "Guaranty") executed by such wholly-owned subsidiaries of Borrower (each a "Guarantor") as Agent may require, (iii) the Security Documents (as defined in Section 7.3 below, and (iv) such additional documents as the Agent may reasonably require.

(g) Commitment Fee. Agent shall have received payment by Borrower of the $60,000 commitment fee pursuant to Section 2.1(a).

(h) Agent's Legal Fees and Costs. Agent shall have received payment by Borrower of Agent's legal fees and costs pursuant to
Section 2.2(b).

(i) Crestar Demand and Release Documents. Agent shall have received (i) an irrevocable written demand from Crestar setting forth the amount required to pay the existing Crestar debt in full, and (ii) UCC-2 termination statements (or evidence satisfactory to the Banks that such termination statements are forth-coming) executed by Crestar and such other release documents as the Banks may require to release all liens in favor of Crestar and any other lender (except the Banks) with respect to all property covered by the Security Documents.

4.2 Conditions to Each Extension of Credit. Before each extension of credit, including the first:

(a) The representations and warranties of Borrower hereunder must be true and correct.

(b) Any other items that Agent reasonably requires must be delivered to Agent.

     5.     REPRESENTATIONS AND WARRANTIES.

When Borrower signs this Agreement, and until Banks are repaid in full, Borrower makes the following representations and warranties. Each Request for Credit, Request for Conversion and Request for Letter of Credit executed by Borrower shall constitute a renewed representation and warranty by Borrower.

5.1 Organization of Borrower. Borrower is a corporation duly formed and existing under the laws of the State of Delaware.

5.2 Authorization. This Agreement, those Ancillary Documents to which Borrower is a party and any other instrument or agreement required to be executed by Borrower hereunder or thereunder, are within Borrower's powers, have been duly authorized, and do not conflict with any of Borrower's organizational papers.

5.3 Enforceable Agreement. This Agreement and those Ancillary Documents to which Borrower is a party are legal, valid and binding agreements of Borrower, enforceable against Borrower in accordance with their terms, and any instrument or agreement required hereunder or thereunder, when executed and delivered, will be similarly legal, valid, binding and enforceable.

5.4 Good Standing. In each state in which Borrower does business, it is properly licensed, in good standing, and, where required, in compliance with fictitious name statutes.

5.5 No Conflicts. This Agreement does not conflict with any law, agreement, or obligation by which Borrower is bound.

5.6 Financial Information. To the best of Borrower's knowledge and belief, all financial statements, information and other data which may have been or which may be hereafter submitted by the Borrower to Agent or any Bank accurately reflect and have been or will be prepared in accordance with generally accepted accounting principles consistently applied and accurately represent the financial condition, or, as applicable, the other information disclosed therein.

To the best of Borrower's knowledge and belief, since the date of Borrower's December 31, 1996 financial statements, there has been no material adverse change in the assets, operations, business prospects or financial condition of Borrower.

5.7 Lawsuits. Except as have been disclosed to the Banks in writing, there are no actions, suits, or proceedings pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or the Borrower's properties before any court or administrative agency which, if determined adversely to the Borrower, would have a material adverse effect on the Borrower's financial condition or operations.

5.8 Permits, Franchises. Borrower possesses all permits, memberships, franchises, contracts and licenses required and all trademark rights, trade name rights, patent rights and fictitious name rights necessary to enable it to conduct the business in which it is now engaged and where the absence of which would cause a material adverse effect on the Borrower's financial condition or operations.

5.9 Other Obligations. Borrower is not in default on any obligation for borrowed money, any purchase money obligation or any other material lease, commitment, contract, instrument or obligation, except as have been disclosed in writing to Banks prior to the date hereof.

5.10 Income Tax Returns. Borrower has filed all required tax returns and has no knowledge of any material pending assessments or adjustments of its income tax for any year.

5.11 No Event of Default. No event has occurred which is, or with notice or lapse of time or both would be, an Event of Default under this Agreement or any of the Ancillary Documents.

5.12     ERISA Plans.

(a) Borrower has fulfilled its obligations, if any, under the minimum funding standards of ERISA and the Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and has not incurred any liability with respect to any Plan under Title IV of ERISA.
(b) No reportable event has occurred under Section 4043(b) of ERISA for which the PBGC requires 30 day notice.

(c) As of the date of this Agreement, no action by Borrower to terminate or withdraw from any Plan has been taken and no notice of intent to terminate a Plan has been filed under Section 4041 of ERISA.

(d) No proceeding has been commenced with respect to a Plan under Section 4042 of ERISA, and no event has occurred or condition exists which might constitute grounds for the commencement of such a proceeding.

(e) The following terms have the meanings indicated for purposes of this Agreement:

(i) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

(ii) "ERISA" means the Employee Retirement Income Act of 1974, as amended from time to time.

(iii)     "PBGC" means the Pension Benefit Guaranty
Corporation established pursuant to Subtitle A of Title IV of ERISA.

(iv) "Plan" means any employee pension benefit plan maintained or contributed to by Borrower and insured by the Pension Benefit Guaranty Corporation under Title IV of ERISA.

6..     COVENANTS.

Borrower agrees, so long as credit is available under this Agreement and until Banks are repaid in full:

6.1 Use of Proceeds. To use the proceeds of the Revolving Line of Credit only for working capital, letters of credit and other general corporate purposes in the ordinary course of Borrower's business.

6.2 Financial Information. To provide directly to each Bank the following financial information and statements and such additional information as may be reasonably requested by Agent or any Bank from time to time:

(a) Within 100 days after Borrower's fiscal year end, a copy of Borrower's annual audited financial report and Securities and Exchange Commission Form 10K Report, all opined to without either a "going concern" qualification or an "adverse" qualification, along with a compliance certificate in a form satisfactory to Agent.

(b) Within 55 days of each fiscal quarter end, a copy of Borrower's Securities and Exchange Commission Form 10Q Report, along with a compliance certificate in a form satisfactory to Agent.

(c) Within 15 days after Borrower's receipt thereof, an annual CPA management letter.

(d)     Copies of Borrower's Form 10-K Annual Report, Form 10-Q
Quarterly Report and any Form 8-K Report within 10 days after the date of filing with the Securities and Exchange Commission.

(e) Borrower will submit annual projections, prepared by quarter, for each new fiscal year within 30 days of the end of the old fiscal year. Such projections will detail management's best estimate of revenues, expenses and balance sheet categories and will be presented in the customary form of Balance Sheet, Income Statement and Cash Flow Statement.

6.3 Quick Assets. To maintain on a consolidated basis as of the last day of each quarter, a ratio of Quick Assets to current liabilities of at least 1.15:1.00. As used herein, "Quick Assets" means cash, short-term cash investments, net trade receivables and marketable securities not classified as long-term investments.

6.4 Net Worth. To maintain on a consolidated basis as of the last day of each calendar quarter, a Net Worth in an amount at least equal to Seventy-Nine Million Dollars ($79,000,000). As used herein, "Net Worth" means the gross book value of Borrower's assets plus the Subordinated Debt less total liabilities including, without limitation, accrued and deferred income taxes, and any reserves against assets. As used in this Agreement, the "Subordinated Debt" means Borrower's 8 1/4% convertible subordinated debentures due November 1, 2003, subordinated to Banks in a manner acceptable to Agent.

6.5 Total Liabilities to Tangible Net Worth. To maintain on a consolidated basis as of the last day of each quarter, a ratio of Total Liabilities to Tangible Net Worth not exceeding 1.15:1.00. As used herein,
(i) "Total Liabilities" means the sum of current liabilities plus long term liabilities, excluding the Subordinated Debt, and (ii) "Tangible Net Worth" means book net worth minus intangible assets (such as goodwill, patents, trademarks, trade names, organization expense, treasury stock, unamortized debt discount and expense, deferred research and development costs, capitalized software costs, license fees, deferred marketing expenses, and other like intangibles, and monies due from affiliates, officers, directors or shareholders of Borrower) plus the Subordinated Debt. Deferred income taxes shall not be deemed intangible assets.

6.6 Profitability. To maintain on a consolidated basis a positive net income before taxes and extraordinary items and a positive net income after taxes and extraordinary items on an annual basis and not to experience two consecutive quarterly losses in aggregate of greater than Five Hundred Thousand Dollars ($500,000), beginning with the fiscal quarter ending March 31, 1997.

6.7 Interest Coverage Ratio. To maintain on a consolidated basis for the two quarters ending March 31, 1997, a minimum Interest Coverage Ratio of 1.00:1.00, for the three quarters ending June 30, 1997, a minimum Interest Coverage Ratio of 1.15:1.00, and for the four quarters ending September 30, 1997, a minimum Interest Coverage Ratio of 1.25:1.00.
 As used herein, "Interest Coverage Ratio" means, for any period, the ratio of all EBIT to interest expenses. "EBIT" is defined as the sum of net income (or net loss), plus income tax provision, plus gross interest expense, minus extraordinary income/gains, plus extraordinary non-cash expenses/losses, minus gains (or plus losses) on sales/dispositions of fixed assets.

6.8 Fixed Charge Coverage Ratio. To maintain on a rolling four-quarter basis starting with fiscal year end December 31, 1997, a Fixed Charge Ratio of at least 1.15:1.00. As used herein, (i) "Fixed Charge Coverage Ratio" for any period means the sum of EBITDA, less capital expenditures (net of purchase money financing), less cash taxes payable, less cash dividends payable, less cash stock repurchases divided by the sum of interest expense for that period, plus scheduled payments under all indebtedness including capital leases for that period, and (ii) "EBITDA" is defined as the sum of net income (or net loss), plus income tax provision, plus gross interest expense, plus depreciation, plus non-cash amortization, minus extraordinary income/gains, plus extraordinary non-cash expenses/losses, minus gains (or plus losses) on sales/dispositions of fixed assets.

6.9 Other Debts. Not to have outstanding or incur (or for any of Borrower's wholly-owned subsidiaries to have outstanding or incur) any direct or contingent debts or lease obligations (other than existing debts and credit facilities with Sumitomo), or become liable (or for any wholly-owned subsidiary of Borrower to become liable) for the debts of others without Agent's written consent. This does not prohibit:

(a) Acquiring goods, supplies, merchandise, services, or other payables on normal trade credit.

(b) Endorsing negotiable instruments received in the usual course of business.
(c)     Obtaining surety bonds in the usual course of business.

(d) Debt and lease obligations reflected in the December 31, 1996 fiscal year end financial statement of Borrower submitted to Agent.

(e)     Other debts and lease obligations, not to exceed
$5,000,000 in the aggregate outstanding at any time.

6.10 Other Liens. Not to create, assume, or allow any security interest or lien (including judicial liens) on property Borrower (or any wholly-owned subsidiary of Borrower) now or later owns, except:

(a)     Liens or security interests in favor of Sumitomo.

(b)     Liens for taxes not yet due.

(c) Liens disclosed in the December 31, 1996 fiscal year end financial statement of Borrower submitted to Agent.

               (d) Additional purchase money security interests in real property or in personal property (including equipment and equipment leases) that do not exceed, in the aggregate, $5,000,000 at any time.

6.11     Capital Expenditures.  Not to spend or incur obligations
(including the total amount of any capital leases) for more than Seven Million Dollars ($7,000,000) in any fiscal year.

6.12 Dividends/Distributions. Not to declare or pay any cash dividends or cash distributions on any of its shares of capital stock, except up to $875,000 (in the aggregate) in a specific fiscal year on its preferred stock.

6.13 Loans to Officers. Not to make any loans, advances, stock purchases, capital contributions or other extensions of credit to any of Borrower's executives, officers, directors, shareholders or employees (or any relatives of any of the foregoing) in excess of $75,000 to one individual or $250,000 in total in any fiscal year (other than those reflected in Borrower's December 31, 1996 fiscal year end financial statements).

6.14 Acquisitions of Businesses or Assets. Not to, without the prior written consent of all Banks (which consent shall not be unreasonably withheld), acquire or purchase a business or its assets for a consideration, including assumption of debt, in excess of One Million Dollars ($1,000,000).

6.15     Notices to Agent.  To promptly notify Agent in writing of:

(a)     any lawsuit with aggregate claims over Five Hundred
Thousand Dollars ($500,000) filed against Borrower; and all lawsuits filed against Borrower which in the aggregate involve claims totaling $3,000,000 or more.

(b) any substantial dispute between Borrower and any government authority;

(c)     any failure to comply with this Agreement;

(d) any material adverse change in Borrower's business prospects, financial condition or operations;

(e) any change in Borrower's name, address, or legal structure; and

(f)     the occurrence of any Event of Default.

6.16     Books and Records.  To maintain adequate books and records.

6.17 Audits. To allow Agent and its agents to inspect Borrower's properties and examine, audit and make copies of books and records at any reasonable time upon reasonable advance notice. If any of Borrower's properties, books or records are in the possession of a third party, Borrower authorizes that third party to permit Agent or its agents to have access to perform inspections or audits and to respond to Agent's requests for information concerning such properties, books and records at any reasonable time upon reasonable advance notice.

6.18 Compliance with Laws. To comply with the laws, regulations, and orders of any government body with authority over Borrower's business (including any fictitious name statute and all statutes regarding the processing, manufacture, storage, transportation, sale or use of hazardous or toxic materials).

6.19 Preservation of Rights. To maintain and preserve all rights, privileges, and franchises Borrower now has necessary to carry on Borrower's business.

6.20 Maintenance of Properties. To make any repairs, renewals, or replacements to keep Borrower's properties in good working condition.

6.21 Cooperation. To take any action reasonably requested by Agent to carry out the intent of this Agreement.
6.22     Insurance.

(a) General Business Insurance. To maintain insurance as is usual for the business it is in. To maintain insurance satisfactory to Agent as to amount, nature and carrier covering property damage (including loss of use and occupancy) to any of Borrower's properties, public liability insurance including coverage for contractual liability, product liability and workers' compensation, and any other insurance which is usual for Borrower's business.

(b) Evidence of Insurance. Upon the request of Agent, to deliver to Agent a copy of each insurance policy, or, if permitted by Agent, a certificate of insurance listing all insurance in force.

6.23 Operating/Business Accounts. Establish and maintain with Sumitomo Borrower's primary operating and business accounts and other banking services associated with the operation of Borrower's business, including without limitation any demand deposit accounts.

6.24 Additional Negative Covenants. Not to, without the prior written consent of all Banks (which consent shall not be unreasonably withheld):

(a) engage in any business activities substantially different from Borrower's present business.

(b)     liquidate or dissolve Borrower's business.

(c) enter into any consolidation, merger, pooling of interest, or other combination (other than partnerships or joint ventures within the limitations specified in subparagraph (j) below).

(d) sell, lease, transfer or otherwise dispose of (i) any patents or other intellectual property of Borrower, or (ii) any other part of Borrower's business or Borrower's assets except in the ordinary course of Borrower's business or only to the extent that the aggregate book value of personal property assets involved in all such sales, leases, transfers or other dispositions do not exceed $500,000 in any one fiscal year. As a singular exception to the foregoing, Borrower shall be permitted to sell up to 80% of its stock in Servnow Nettechnologies, Inc., a Delaware corporation, so long as such stock sale does not result in a breach of any of Borrower's other covenants under this Agreement.

(e) sell, transfer or otherwise dispose of any assets for less than fair market value.

(f) enter into sale and leaseback agreements covering more than $1,000,000 of Borrower's fixed or capital assets during any one fiscal quarter. The amount of Borrower's obligations under any sale/leaseback agreements shall be counted as "other debt and lease obligations" for purposes of computing the $5,000,000 cap under Section 6.9(e) hereof.

(g) voluntarily suspend its business for more than three days in any thirty day period.

(h) purchase shares of its capital stock in exchange for cash if such purchase exceeds (in the aggregate when combined with all such other purchases made during that fiscal year) $2,000,000.

(i) enter into any transaction with an affiliate on terms less favorable than those available to Borrower from entities or persons not affiliated with Borrower.

(j) enter into any partnerships or joint ventures in any fiscal year where the aggregate of all amounts which Borrower will or may be required to contribute to such partnerships or joint ventures, plus all amounts which Borrower may be liable to pay in connection therewith, shall exceed $1,000,000.

          6.25     ERISA Plans.  To give prompt written notice to Agent of:

(a)     The occurrence of any reportable event under
Section 4043(b) of ERISA for which the PBGC requires 30 day notice.

(b) Any action by Borrower to terminate or withdraw from a Plan or the filing of any notice of intent to terminate under Section 4041 of ERISA.

(c) Any notice of noncompliance made with respect to a Plan under Section 4041(b) of ERISA.

(d) The commencement of any proceeding with respect to a Plan under Section 4042 of ERISA.

7.     SECURITY DOCUMENTS.

7.1     Existing Security Documents.  In connection with the
Existing Agreement, Borrower executed in favor of Sumitomo (i) that certain Pledge Agreement dated September 6, 1996, (ii) that certain Security Agreement dated September 6, 1996, (iii) that certain Patent Collateral Assignment dated September 6, 1996, as supplemented by the Supplement to Patent Collateral Assignment dated December 3, 1996, (iv) UCC-1 Financing Statement dated August 30, 1996 and filed September 3, 1996 as file number 9625060451 in Sacramento, California, as amended by a form UCC-2 amendment dated September of 1996 and filed September 16, 1996 as file number 96263C0234 and by a form UCC-2 amendment dated December 3, 1996 and filed December 30, 1996 as file number 96366C0270 in Sacramento, California, and
(v) UCC-1 Financing Statement dated August 30, 1996 and filed September 4, 1996 as file number 9609047846 in the office of the Virginia Secretary of State. Various wholly-owned subsidiaries of Borrower also executed security documents in favor of Sumitomo in connection with the Existing Agreement including (i) that certain Security Agreement executed by Titan Information Systems Corporation dated September 6, 1996, (ii) that certain Patent Collateral Assignment dated September 6, 1996 executed by Titan Information Systems Corporation, and (iii) UCC-1 Financing Statement dated August 30, 1996 executed by Titan Information Systems Corporation and filed September 3, 1996 as file number 9625060446 in Sacramento, California, as amended by UCC-2 Amendment dated September of 1996 and filed September 16, 1996 as file number 96263C0229 in Sacramento, California. All documents referenced in this Section 7.1 are collectively referred to herein as the "Existing Security Documents".

7.2     Additional Security Documents.   Eldyne, Inc. and Unidyne
Corporation will be executing security agreements dated as of even date herewith in favor of Agent, for the benefit of Banks, in connection with this Agreement. In addition, Borrower, Titan Information Systems
Corporation, the Agent, and the Banks will be amending the Existing Security Documents pursuant to an Amendment to Existing Security Documents dated as of even date herewith.

7.3     Definition of Security Documents.  As used in this
Agreement, "Security Documents" means and includes (i) the various documents referenced in Sections 7.1 and 7.2, above, (ii) any other security agreement which may now or hereafter be executed by Borrower or any other entity in favor of Agent, for the benefit of Banks, to secure performance of Borrower's obligations under this Agreement, and (iii) any modifications or amendments to any of the foregoing documents. Borrower intends that each Security Document (as the same may be modified or amended from time to time) shall grant to Agent, for the ratable benefit of Banks, a security interest in the items of collateral referenced in such Security Document.

8..     DEFAULT.

8.1 Events of Default. The occurrence of any one or more of the following events shall constitute an "Event of Default":

(a) Failure to Pay. Borrower fails to make a payment under this Agreement when due and such failure shall continue for more than two Banking Days after written notice from Agent to Borrower of the existence of such Event of Default.

(b) Non-Compliance. Borrower fails to meet the conditions of, or fails to perform any obligation under:

(i)     this Agreement,

(ii) any Ancillary Document or any other agreement made in connection with this Agreement, or

(iii)     any other agreement Borrower has with (x)
Sumitomo or any affiliate of Sumitomo, or (y) Imperial or any affiliate of Imperial;

and any such failure shall continue for more than fifteen (15) days (or such other cure period as is specified in this Agreement or any such other agreement as to such default, if less than 15 days) after written notice from the applicable lender to Borrower of the existence of such Event of Default.

(c) Other Defaults. Any default occurs under any agreement in connection with any credit Borrower has obtained from any other creditor or which Borrower has guaranteed if the default consists of failing to make a payment when due or gives the other creditor the right to accelerate the obligation.

(d) False Information. Any representation or warranty under this Agreement or any agreement, instrument or certificate executed pursuant to this Agreement or in connection with any transaction contemplated hereby shall prove to have been false or misleading in any material respect when made or when deemed to have been made.

(e) Bankruptcy. Borrower files a bankruptcy petition, a bankruptcy petition is filed against Borrower or Borrower makes a general assignment for the benefit of creditors. The default will be deemed cured if any bankruptcy petition filed against Borrower is dismissed within a period of sixty (60) days after the filing; provided, however, that Banks will not be obligated to extend any additional credit to Borrower during any bankruptcy period.

(f) Receivers. A receiver or similar official is appointed for Borrower's business, or the business is terminated.

(g) Lawsuits. Any lawsuit or lawsuits are filed on behalf of one or more trade creditors against Borrower in an aggregate amount of two million dollars ($2,000,000) or more and such lawsuit or lawsuits are not dismissed or fully bonded within ten (10) calendar days after service of process upon Borrower.

(h) Judgments. Any judgments or arbitration awards are entered against Borrower and, absent procurement of a stay of execution, such judgment or award remains unbonded or unsatisfied for ten (10) calendar days after the date of entry; or Borrower enters into any settlement agreement with respect to any litigation or arbitration, in an aggregate amount of five hundred thousand dollars ($500,000) or more in excess of any insurance coverage, unless the Banks determine that the Borrower has adequate available liquid resources to pay such settlement.

(i) Government Action. Any government authority takes action that adversely affects Borrower's financial condition or ability to repay.

(j) Default under Guaranty or Subordination Agreement. Any guaranty, subordination agreement, security agreement, deed of trust, or other document required by this Agreement is violated, revoked or no longer in effect.

(k) Material Adverse Change. A material adverse change occurs in Borrower's financial condition, properties or prospects, or Borrower's ability to repay its obligations hereunder.

(l) ERISA Plans. The occurrence of a reportable event with respect to a Plan which is likely to result in the termination of such Plan for purposes of Title IV of ERISA, or could reasonably be expected, to subject Borrower to any tax, penalty or liability (or any combination of the foregoing) which, in the aggregate, would have an adverse effect on the financial condition of Borrower with respect to a Plan.

8.2 Remedies. Upon and after the occurrence of an Event of Default, Banks, acting through Agent, shall have all of the following rights and remedies:

(a) All obligations and indebtedness hereunder may, at the option of Agent and without demand, notice, or legal process of any kind, be declared, and immediately shall become, due and payable;

(b) The indebtedness under the Revolving Line Notes shall bear interest at the Default Rate;

(c) All of the rights and remedies of a creditor under California law or other applicable law, all of which rights and remedies shall be cumulative, and not exclusive, to the extent permitted by law, in addition to any other rights and remedies contained in this Agreement and in any of the documents or agreements executed in connection herewith; and

(d) All other rights and remedies which Banks may have in law or equity.

8.3 Costs and Expenses. Upon the occurrence of any Event of Default, Agent and Banks shall be entitled to recover from Borrower all costs, expenses, and reasonable attorneys' fees (including any allocated costs of in-house counsel) in connection with the administering or enforcing of this Agreement, whether or not an action is filed.

     9..     PARTICIPATIONS; AGENCY; AMENDMENT, CONSENTS AND WAIVERS; OTHER
EXTENSIONS OF CREDIT.

9.1     Binding Effect; Assignment; Addition and Substitution of
Banks.

(a) As used herein, an "Institutional Lender" means any bank or other institution which makes commercial loans on an ongoing basis in the ordinary course of its business. Each Bank may, with the prior written consent of Agent (which consent shall not be unreasonably withheld), at any time sell to one or more banks or other entities ("Participants") participating interests in all or any portion of its Commitments and advances or any other interest of such Bank hereunder and under the Ancillary Documents (in respect of any Bank, its "Credit Exposure"). If the proposed Participant is not an Institutional Lender, and provided no Event of Default has occurred and is continuing, then Borrower's prior written consent (which consent shall not be unreasonably withheld) shall also be required as a condition to the sale. In the event of any such sale by a Bank of participating interests to a Participant, such Bank's obligations under this Agreement shall remain unchanged, such Bank shall remain solely responsible for the performance thereof, and Borrower and Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Each Bank shall from time to time upon request of Borrower notify Borrower of the identity of any Participants with respect to its Credit Exposure hereunder; provided, however, that failure to provide such notice will not affect the validity of such participation. Borrower agrees that if amounts outstanding under this Agreement are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement, provided that such right of set-off shall be subject to the obligation of such Participant to share with the Banks, and the Banks agree to share with such Participant, as provided in Section 9.4. Each Bank agrees that any agreement between such Bank and any Participant in respect of such participating interest shall not restrict such Bank's right to approve or agree to any amendment, restatement, supplement or other modification to, waiver of, or consent under, this Agreement except to extend the Maturity Date, reduce the rate of interest or fees, extend the time of payment of interest thereon, reduce the principal amount thereof, or release all or substantially all of any collateral.

(b) Notwithstanding any other provision contained in this Agreement or any of the Ancillary Documents to the contrary, any Bank may, upon written notice to Agent, Borrower and the other Banks, pledge all or any portion of its Revolving Line Note to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank, provided that any payment in respect of such pledged Revolving Line Note made by Borrower to or for the account of the pledging Bank in accordance with the terms of this Agreement shall satisfy Borrower's obligations hereunder in respect to such pledged Revolving Line Note to the extent of such payment. No such pledge shall release the pledging Bank from its obligations hereunder.

(c) Borrower authorizes each Bank to disclose to any Participant any and all financial information in such Bank's possession concerning Borrower and any subsidiary of Borrower which has been delivered to such Bank by Borrower or Agent pursuant to this Agreement or which has been delivered to such Bank by Borrower or Agent in connection with such Bank's credit evaluation of Borrower prior to entering into this Agreement, provided such Participant executes a confidentiality agreement in form and content reasonably acceptable to Borrower.

(d) For so long as any Bank shall be in default of its obligation to fund its applicable Pro Rata Share of any extension of credit, no fees shall be accrued by or paid to such Bank.

9.2     Agent.

(a)     Appointment.  Each Bank hereby designates and appoints
Sumitomo as its agent under this Agreement and the Ancillary Documents, and each Bank hereby irrevocably authorizes Agent to take such action or to refrain from taking such action on its behalf under the provisions of this Agreement and the Ancillary Documents and to exercise such powers as are set forth herein or therein, together with such other powers as are reasonably incidental thereto. Agent agrees to act as such on the express conditions contained in this Section 9.2. The provisions of this
Section 9.2 are solely for the benefit of Agent and Banks, and Borrower shall not have any rights as a third party beneficiary of any of the provisions hereof. In performing their functions and duties under this Agreement, Agent shall act solely as agent of the Banks and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for Borrower. Agent may perform any of its duties hereunder, or under the Ancillary Documents, by or through its agents or employees.

(b) Nature of Duties as Agent. Agent shall have no duties or responsibilities except those expressly set forth in this Agreement. The duties of Agent shall be mechanical and administrative in nature. Agent shall not have by reason of this Agreement a fiduciary relationship with any Bank. Nothing in this Agreement, the Ancillary Documents or any other agreements, express or implied, is intended to or shall be construed to impose upon Agent any obligations in respect of this Agreement, the Ancillary Documents or any other agreement except as expressly set forth herein or therein. Each Bank shall make its own independent investigation of the financial condition and affairs of Borrower and its subsidiaries in connection with the extensions of credit hereunder and shall make its own appraisal of the creditworthiness of Borrower and its subsidiaries, and Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Bank with any credit or other information with respect thereto (other than financial information received by it in accordance herewith), whether coming into its possession before the date hereof or at any time or times thereafter. If Agent seeks the consent or approval of any Bank to the taking or refraining from taking any action hereunder, then Agent shall send notice thereof to each Bank.

(c) Neither Agent nor any of its officers, directors, employees or agents shall be liable to any Bank for any action taken or omitted by it hereunder or under any other agreement, or in connection herewith or therewith, except that Agent shall be obligated on the terms set forth herein for performance of its express obligations hereunder, and Agent shall be liable with respect to its own gross negligence or willful misconduct. Agent shall not be liable for any apportionment or distribution of payments made by it in good faith and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Bank to whom payment was due but not made shall be to recover from the other Banks any payment in excess of the amount to which it is determined to be entitled (and such other Banks hereby agree to return to such Bank any such erroneous payments received by them). In performing its functions and duties hereunder, Agent shall exercise the same care which it would in dealing with loans for its own account, but Agent shall not be responsible to any Bank for any recitals, statements, representations or warranties herein or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, or sufficiency of this Agreement or any other agreement, or the transactions contemplated hereby or thereby, or for the financial condition of Borrower.
 Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any agreement or the financial condition of Borrower, or the existence or possible existence of any Event of Default or any event which, with the giving of notice or the passage of time, or both, would constitute an Event of Default. Agent may at any time request instructions from Banks with respect to any actions or approvals which by the terms of this Agreement or of any agreement Agent is permitted or required to take or to grant, and if such instructions are promptly requested, Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any person or entity for refraining from any action or withholding any approval under this Agreement or any other agreement until it shall have received such instructions from all Banks. Without limiting the foregoing, no Bank shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting under this Agreement, any of the Ancillary Documents or any other agreement in accordance with the instructions of all Banks.

(d) Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message or other communication (including any writing, telex, telecopy or telegram) believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper person or entity, and with respect to all matters pertaining to this Agreement, the Ancillary Documents or any other agreement and its duties hereunder or thereunder, upon advice of counsel selected by it. Agent shall be entitled to rely upon the advice of legal counsel, independent accountants and other experts selected by Agent in its sole discretion.

(e) Banks will reimburse and indemnify Agent for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Agent in any way relating to or arising out of this Agreement, the Ancillary Documents or any other agreement or any action taken or omitted by Agent under this Agreement, the Ancillary Documents or any other agreement, in proportion to each Bank's Pro Rata Share; provided, however, that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements resulting from Agent's gross negligence or willful misconduct. The obligations of the Banks under this Section 9.2 shall survive the payment in full of all extensions of credit hereunder and the termination of this Agreement.

(f) With respect to the extensions of credit made by it, Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Bank. The term "Banks" or any similar terms shall, unless the context clearly otherwise indicates, include Agent in its individual capacity as a Bank. Agent may lend money to, and generally engage in any kind of banking, trust or other business with Borrower as if it were not acting as Agent pursuant hereto.

(g)     (i)     Agent may resign from the performance of all its
functions and duties hereunder at any time by giving at least thirty (30) Banking Days' prior written notice to Borrower and Banks. Such resignation shall take effect upon the acceptance by a successor Agent of appointment pursuant to clause (g)(ii) below or as otherwise provided below.

(ii) Upon any such notice of resignation pursuant to clause (g)(i) above, the Banks shall, upon receipt of Borrowers' prior consent, which shall not unreasonably be withheld, appoint a successor Agent. If a successor Agent shall not have been so appointed within said thirty (30) Banking Day period, the retiring Agent, upon notice to Borrower, shall then appoint a successor Agent who shall serve as Agent until such time, if any, as Banks, upon receipt of Borrowers' prior written consent, which shall not be unreasonably withheld, appoint a successor Agent as provided above.

(iii) Upon the acceptance by a successor Agent of any appointment as an Agent under this Agreement and the Ancillary Documents, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement.
 After any retiring Agent's resignation as Agent under this Agreement, the provisions of this Section 9.2 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

(h)     (i)     Banks hereby irrevocably authorize Agent, at its
option and in its discretion, to release any lien granted to or held by Agent upon any property covered by this Agreement or the Security Documents (A) upon termination of the Total Commitment and payment and satisfaction of all liabilities of Borrower hereunder; or (B) constituting property being sold or disposed of if Borrower certifies to Agent that the sale or disposition is made in compliance with the provisions of this Agreement (and Agent may rely in good faith conclusively on any such certificate, without further inquiry); or (C) constituting property leased to Borrower under a lease which has expired or been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by such Borrower to be, renewed or extended. Upon request by Agent at any time, any Bank will confirm in writing the Agent's authority to release particular types or items of property covered by this Agreement or the Ancillary Documents pursuant to this Section 9.2(h)(i) or Section 9.3.

(ii) Without in any manner limiting Agent's authority to act without any specific or further authorization or consent by the Banks (as set forth in Section 9.2(h)(i)), each Bank agrees to confirm in writing, upon request by Borrower, the authority to release any property covered by this Agreement and the Security Documents conferred upon Agent under clauses (A) through (C) of Section 9.2(h)(i) and under Section 9.3. So long as no Event of Default is then continuing, upon receipt by Agent of confirmation from the Banks of their authority to release any particular item or types of property covered by this Agreement or the Ancillary Documents, and upon at least five (5) Banking Days' prior written request by Borrower, Agent shall (and is hereby irrevocably authorized by the Banks to) execute such documents as may be necessary to evidence the release of the liens granted to Agent for the benefit of the Banks herein or pursuant hereto upon such collateral; provided, however, that (A) Agent shall not be required to execute any such document on terms which, in Agent's opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release of such liens without recourse or warranty, and (B) such release shall not in any manner discharge, affect or impair the obligations of Borrower hereunder.

(iii) Agent shall have no obligation whatsoever to any Bank or any other person or entity to assure that the property covered by this Agreement or any of the Security Documents exists or is owned by Borrower, or is cared for, protected or insured or has been encumbered or that the liens granted to Agent pursuant to the Security Documents have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent in this Section 9.2(h) or elsewhere in this Agreement or in any of the Security Documents, it being understood and agreed that in respect of the property covered by any of the Security Documents or any act, omission or event related thereto, Agent may act in any manner Agent deems appropriate, in its sole discretion, given Agent's own interest in property covered by any of the Security Documents as one of the Banks and that Agent shall have no duty or liability whatsoever to any of the other Banks; provided, that Agent shall exercise the same care which it would exercise in dealing with loans for its own account.

(i) Each Bank hereby appoints each other Bank as agent for the purpose of perfecting security interests in assets which, in accordance with Article 9 of the Uniform Commercial Code in any applicable jurisdiction, can be perfected only by possession. Should any Bank (other than Agent) obtain possession of any such collateral, such Bank shall notify Agent thereof and, promptly upon Agent's request therefor, shall deliver such collateral to Agent or in accordance with Agent's instructions. Each Bank agrees that it will not have any right individually to enforce or seek to enforce any right or remedy under this Agreement or any of the Security Documents or to realize upon any collateral securing any extensions of credit hereunder, it being understood and agreed that such rights and remedies may be exercised only by Agent.

9.3 Amendments; Consents and Waivers for Certain Actions. No amendment, modification, termination or waiver of any provision of this Agreement or consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Agent and Borrower; provided, that no amendment, modification, termination or waiver shall, unless in writing and signed by all Banks or, in the case of subsection (a) below, the affected Bank, do any of the following:

(a)     increase the Commitment of any Bank;

(b) reduce the principal of, rate of interest on or fees payable with respect to any extensions of credit hereunder;

(c) postpone the Maturity Date or any date fixed for any payment with respect to any amount of principal, interest or fees with respect to any extensions of credit hereunder;

(d)     amend or waive any of the covenants contained in
Article 6 hereof, or this Section 9.3; or

(e) consent to the assignment or other transfer by Borrower of any of its rights and obligations under this Agreement or any of the Ancillary Documents.

Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given. No amendment, modification, termination or waiver shall be required for Agent to accept from the Borrower additional collateral. No notice to or demand on Borrower not required by the terms hereof in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances.

9.4 Set Off and Sharing of Payments. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, each Bank is hereby authorized by Borrower at any time or from time to time, with reasonably prompt subsequent notice to Borrower (any prior or contemporaneous notice being hereby expressly waived) to set off and to appropriate and to apply any and all (a) balances (including, without limitation, all account balances, whether provisional or final and whether or not collected or available) held by such Bank at any of its offices for the account of Borrower (regardless of whether such balances are then due to Borrower) and (b) other property held or owing by such Bank to or for the credit or for the account of Borrower, against and on account of any amounts owed by Borrower hereunder which are not paid when due.

9.5     Other Extensions of Credit From Banks to Borrower or
Subsidiaries. Imperial acknowledges that Borrower presently has in place certain other credit facilities with Sumitomo associated with the operation of Borrower's business. Other than such existing Sumitomo credit facilities (and the credit being extended to Borrower pursuant to this Agreement), in no event shall Sumitomo or Imperial extend credit or make loans of any nature to Borrower (or to any subsidiary of Borrower) unless all Banks have consented in writing to such proposed extension of credit or loan.

10..     MISCELLANEOUS.

10.1 GAAP. Except as otherwise stated in this Agreement, all financial information provided to Agent and all financial covenants will be made under generally accepted accounting principles consistently applied.

10.2 California Law. This Agreement is governed by California law without reference to its conflict of laws principles.

10.3     Successors and Assigns.  This Agreement is binding on
Borrower's, Agent's and Banks' successors and assignees. Borrower agrees that it may not assign this Agreement without the prior written consent of Agent and Banks. Bank may sell participations in or assign these loans, or any portion thereof, and may exchange financial information about Borrower with actual or potential participants or assignees subject to appropriate and mutually agreed upon confidentiality restrictions. If a participation is sold or any portion of the loans is assigned, the purchaser will have the right of set-off against Borrower.

10.4 Severability; Waivers. If any part of this Agreement is not enforceable, the rest of the Agreement may be enforced. No failure on the part of Agent to exercise, and no delay in exercising, any right, power, or remedy under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right under this Agreement preclude any other or further exercise thereof or the exercise of any other right. Any consent or waiver under this Agreement must be in writing. If Agent waives a default, it may enforce a later default.

10.5 Costs and Expenses. In addition to the recovery of costs and expenses upon an occurrence of an Event of Default, if Agent incurs expenses in connection with the preparation, administering or enforcing of this Agreement, Borrower shall pay Agent all such costs and reasonable attorneys' fees, including any allocated costs of in-house counsel.

10.6     Entire Agreement.  This Agreement and the Ancillary
Documents, collectively:

(a) represent the sum of the understandings and agreements between Agent, Banks and Borrower concerning this credit; and

(b) replace any prior oral or written agreements between Agent, Banks and Borrower concerning this credit; and

(c) are intended by Agent, Banks and Borrower as the final, complete and exclusive statement of the terms agreed to by them.

In the event of any conflict between this Agreement and any other agreements required by this Agreement, this Agreement will prevail.

10.7 Notices. Except as otherwise expressly provided elsewhere in this Agreement or in the Ancillary Documents: (a) all notices, requests, demands, directions and other communications provided for hereunder or under any of the Ancillary Documents must be in writing and must be mailed, telecopied or personally delivered to the appropriate party at the address set forth on the signature pages of this Agreement or, as to any party, at any other address as may be designated by it in a written notice sent to all other parties in accordance with this Section 10.7; and
(b) any notice, request, demand, direction or other communication given by telecopier, must be confirmed within 48 hours by letter mailed or delivered to the appropriate party at its respective address. Except as otherwise expressly provided elsewhere herein or in any Ancillary Document, if any notice, request, demand, direction or other communication required or permitted hereunder or under any Ancillary Document is given by mail it will be effective on the earlier of receipt or the third calendar day after deposit in the United States mail with first class or airmail postage prepaid; if given by telecopier, upon electronic confirmation of receipt, and if given after 4:00 p.m., Los Angeles time, effective on the next Banking Day; or if given by personal delivery, when delivered.

10.8 Headings. Article and paragraph headings are for reference only and shall not affect the interpretation or meaning of any provisions of this Agreement.

10.9 Counterparts. This Agreement may be executed in as many counterparts as necessary or convenient, and by the different parties on separate counterparts each of which, when so executed, shall be deemed an original but all such counterparts shall constitute but one and the same agreement.

10.10 Further Assurances. Borrower shall, at its expense and without expense to Agent, do, execute and deliver such further acts and documents as Agent from time to time reasonably requires to assure Agent the rights created or intended to be created by this Agreement, and for carrying out the intention or facilitating the performance of the terms of this Agreement or any document executed in connection with this Agreement.

10.11 Hazardous Waste Indemnification. Borrower will indemnify and hold harmless Agent and Banks from any loss or liability directly or indirectly arising out of the use, generation, manufacture, production, storage, release, threatened release, discharge, disposal or presence of a hazardous substance. This indemnity will apply whether the hazardous substance is on, under or about Borrower's property or operations or property leased to Borrower. The indemnity includes but is not limited to attorneys' fees (including the reasonable estimate of the allocated cost of in-house counsel and staff). The indemnity extends to Agent, each Bank, their parents and subsidiaries and all of their directors, officers, employees, agents, successors, attorneys and assigns. For these purposes, the term "hazardous substances" means any substance which is or becomes designated as "hazardous" or "toxic" under any federal, state or local law.
 This indemnity will survive repayment of Borrower's obligations hereunder.

Upon demand by Agent, Borrower will defend any investigation, action or proceeding alleging the presence of any hazardous substance in any such location, which affects any of Borrower's property or operations or property leased to Borrower or which is brought or commenced against Agent, whether alone or together with Borrower or any other person, all at Borrower's own cost and by counsel to be approved by Agent in the exercise of its reasonable judgment. If Borrower fails to so defend the investigation, action, or proceeding, then Agent may elect to conduct its own defense at the expense of Borrower.

10.12 Waiver of Jury Trial. The parties to this Agreement acknowledge that jury trials often entail additional expenses and delays not occasioned by nonjury trials. The parties to this Agreement further agree and stipulate that a fair trial may be had before a state or federal judge by means of a bench trial without a jury. In view of the foregoing, and as a specifically negotiated provision of this Agreement, each party to this Agreement hereby expressly waives any right to trial by jury of any claim, demand, action or cause of action (1) arising under this Agreement or any other instrument, document or agreement executed or delivered in connection herewith, or (2) in any way connected with or related or incidental to the dealings of the parties hereto or any of them with respect to this Agreement or any other instrument, document or agreement executed or delivered in connection herewith, or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether sounding in contract or tort or otherwise; and each party hereby agrees and consents that any such claim, demand, action or cause of action shall be decided by court trial without a jury, and that any party to this Agreement may file an original counterpart or a copy of this section with any court as written evidence of the consent of the parties hereto to the waiver of their right to trial by jury.

This Agreement is executed as of the date stated at the top of the first page.

"Borrower"

THE TITAN CORPORATION, a Delaware corporation


By:     /s/________________________________

      _Eric DeMarco, Sr. V.P. & CFO______
      [Printed Name and Title]


Address where notices to Borrower are to be sent:

3033 Science Park Road
San Diego, CA  92121
Attn:  Eric DeMarco, CFO
Telecopier:     (619) 552-9471
Telephone:     (619) 552-9536


"Banks"

THE SUMITOMO BANK OF CALIFORNIA, a California banking corporation, in its individual capacity


By:     /s/_________________________________
Sajeda Simjee, Vice President


Address where notices to Sumitomo are to be sent:

The Sumitomo Bank of California
20100 Magnolia Street
Huntington Beach, CA 92646
Attn:  Manager
Telecopier: (714) 968-4959
Telephone: (714) 965-5560


IMPERIAL BANK, a California banking corporation


By:     /s/_________________________________
      Tim Bubnack, Vice President


Address where notices to Imperial are to be sent:

Imperial Bank
701 "B" Street, Suite 600
San Diego, CA 92101
Attn.:     Mr. Tim Bubnack, Vice President
Telecopier: (619) 234-2234
Telephone: (619) 338-1513


"Agent"

THE SUMITOMO BANK OF CALIFORNIA, a California banking corporation, as Agent for itself and Imperial Bank


By:     /s/_________________________________
Sajeda Simjee, Vice President


Address where notices to Agent are to be sent:

The Sumitomo Bank of California
20100 Magnolia Street
Huntington Beach, CA  92646
Attn.:     Manager
Telecopier: (714) 968-4959
Telephone: (714) 965-5560


     EXHIBIT A-1

               AMENDED AND RESTATED REVOLVING LINE NOTE



$14,000,000.00                                               May 15, 1997
                                           Huntington Beach, California


FOR VALUE RECEIVED, the undersigned promises to pay to the order of The Sumitomo Bank of California, a California banking corporation (the "Bank"), the principal amount of FOURTEEN MILLION AND NO/100 DOLLARS ($14,000,000.00) or such lesser aggregate amount of advances under the Revolving Line of Credit as may be made by the Bank pursuant to the Loan Agreement referred to below, together with interest on the principal amount of each advance by Bank under the Revolving Line of Credit remaining unpaid from time to time from and including the date of each such advance by Bank under the Revolving Line of Credit until the date of payment in full, payable as hereinafter set forth. This Amended and Restated Revolving Line Note replaces and supersedes in its entirety that certain Revolving Note dated August 8, 1994 executed by the undersigned in favor of the Bank, as the same has been modified and amended to date.

Reference is made to the Commercial Loan Agreement dated as of even date herewith, by and among the undersigned, as Borrower, the Bank and Imperial Bank, collectively as the "Banks", and the Bank as the "Agent" (the "Loan Agreement"). Terms defined in the Loan Agreement and not otherwise defined herein are used herein with the meanings defined for those terms in the Loan Agreement. This is one of the Revolving Line Notes referred to in the Loan Agreement, and any holder hereof is entitled to all of the rights, remedies, benefits and privileges provided for in the Loan Agreement as originally executed or as it may from time to time be supplemented, modified or amended. The Loan Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events upon the terms and conditions therein specified.

The principal indebtedness evidenced by this Revolving Line Note shall be payable as provided in the Loan Agreement and in any event on May 31, 1998.

Interest shall be payable on the outstanding daily unpaid principal amount of advances by the Bank under the Revolving Line of Credit from and including the date of each advance until payment in full and shall accrue and be payable at the rates and on the dates set forth in the Loan Agreement both before and after default and before and after maturity and judgment, with interest on overdue principal and interest to bear interest at the rate set forth in Section 3.11 of the Loan Agreement, to the fullest extent permitted by applicable law.

Each payment hereunder shall be made to the Agent on behalf of the Bank in immediately available funds not later than 4:00 p.m.
(Los Angeles time) on the day of payment (which must be a Banking Day).
All payments received after 4:00 p.m. (Los Angeles time) on any particular Banking Day shall be deemed received on the next succeeding Banking Day. All payments shall be made in lawful money of the United States of America.

The Bank shall use its best efforts to keep a record of advances under the Revolving Line of Credit made by it and payments received by it with respect to this Revolving Line Note, and, absent manifest error, such record shall be presumptive evidence of the amounts owing under this Revolving Line Note.

The undersigned hereby promises to pay all costs and expenses of any rightful holder hereof incurred in collecting the undersigned's obligations hereunder or in enforcing or attempting to enforce any of such holder's rights hereunder, including reasonable attorneys' fees and disbursements (including the allocated costs of in-house counsel), whether or not an action is filed in connection therewith.

Subject to the provisions of the Loan Agreement, the undersigned hereby waives presentment, demand for payment, dishonor, notice of dishonor, protest, notice of protest and any other notice or formality, to the fullest extent permitted by applicable law.

This Revolving Line Note shall be delivered to and accepted by the Bank in the State of California, and shall be governed by, and construed and enforced in accordance with, the local laws thereof.



THE TITAN CORPORATION, a
Delaware corporation


By:
     ________________________


     ________________________
      [Printed Name & Title]





     EXHIBIT A-2



     REVOLVING LINE NOTE



$10,000,000.00                                              May 15, 1997
                                          Huntington Beach, California


FOR VALUE RECEIVED, the undersigned promises to pay to the order of Imperial Bank, a California banking corporation (the "Bank"), the principal amount of TEN MILLION AND NO/100 DOLLARS ($10,000,000.00) or such lesser aggregate amount of advances under the Revolving Line of Credit as may be made by the Bank pursuant to the Loan Agreement referred to below, together with interest on the principal amount of each advance by Bank under the Revolving Line of Credit remaining unpaid from time to time from and including the date of each such advance by Bank under the Revolving Line of Credit until the date of payment in full, payable as hereinafter set forth.

Reference is made to the Amended and Restated Commercial Loan
Agreement dated as of even date herewith, by and between the undersigned, as Borrower, the Bank and The Sumitomo Bank of California, collectively as the "Banks", and The Sumitomo Bank of California as the "Agent" (the "Loan Agreement"). Terms defined in the Loan Agreement and not otherwise defined herein are used herein with the meanings defined for those terms in the Loan Agreement. This is one of the Revolving Line Notes referred to in the Loan Agreement, and any holder hereof is entitled to all of the rights, remedies, benefits and privileges provided for in the Loan Agreement as originally executed or as it may from time to time be supplemented, modified or amended. The Loan Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events upon the terms and conditions therein specified.

The principal indebtedness evidenced by this Revolving Line Note shall be payable as provided in the Loan Agreement and in any event on May 31, 1998.

Interest shall be payable on the outstanding daily unpaid principal amount of advances by the Bank under the Revolving Line of Credit from and including the date of each advance until payment in full and shall accrue and be payable at the rates and on the dates set forth in the Loan Agreement both before and after default and before and after maturity and judgment, with interest on overdue principal and interest to bear interest at the rate set forth in Section 3.11 of the Loan Agreement, to the fullest extent permitted by applicable law.

Each payment hereunder shall be made to the Agent on behalf of the Bank in immediately available funds not later than 4:00 p.m.
(Los Angeles time) on the day of payment (which must be a Banking Day).
All payments received after 4:00 p.m. (Los Angeles time) on any particular Banking Day shall be deemed received on the next succeeding Banking Day. All payments shall be made in lawful money of the United States of America.

The Bank shall use its best efforts to keep a record of advances made by it under the Revolving Line of Credit made by it and payments received by it with respect to this Revolving Line Note, and, absent manifest error, such record shall be presumptive evidence of the amounts owing under this Revolving Line Note.

The undersigned hereby promises to pay all costs and expenses of any rightful holder hereof incurred in collecting the undersigned's obligations hereunder or in enforcing or attempting to enforce any of such holder's rights hereunder, including reasonable attorneys' fees and disbursements (including the allocated costs of in-house counsel), whether or not an action is filed in connection therewith.

Subject to the provisions of the Loan Agreement, the undersigned hereby waives presentment, demand for payment, dishonor, notice of dishonor, protest, notice of protest and any other notice or formality, to the fullest extent permitted by applicable law.

This Revolving Line Note shall be delivered to and accepted by the Bank in the State of California, and shall be governed by, and construed and enforced in accordance with, the local laws thereof.



THE TITAN CORPORATION, a Delaware corporation


By:      __________________________

        __________________________
      [Printed Name & Title]


     EXHIBIT B
                        REQUEST FOR CREDIT


1. This Request for Credit is executed and delivered by THE TITAN CORPORATION, a Delaware corporation (the "Borrower"), to The Sumitomo Bank of California, as Agent, pursuant to that certain Amended and Restated Commercial Loan Agreement (as amended, modified or extended, the "Agreement") dated as of May 15, 1997, entered into by Borrower, the Agent and the Banks therein named. Any terms used herein and not defined herein shall have the meanings defined in the Agreement.

2. Borrower hereby requests that the Banks make an extension of credit under the Revolving Line of Credit for the account of Borrower pursuant to the Agreement, as follows:

(a)     Principal Amount of Extension of Credit: $____________.

(b)     Date of Extension of Credit: _______________, 19___.

(c)     Type of Extension of Credit (check one box only):

      /__/  Prime Rate Credit.

      /__/ Offshore Rate Credit with a ___-day interest period, commencing _____________ and ending ____________.

3. In connection with the extension of credit requested herein, Borrower hereby represents, warrants and certifies to Agent and the Banks that, as of the date of the extension of credit set forth in paragraph 2(b), above: such request shall not exceed the availability under the Revolving Line of Credit; each representation and warranty made by Borrower in Article 5 of the Agreement will be true and correct, both immediately before and after such extension of credit is made, as though such representations and warranties were made on and as of the date of such extension of credit; no actions, suits or proceedings will be pending against or affecting Borrower or any of its subsidiaries in any court of law or before any governmental agency which might reasonably be expected to adversely affect the business, operations or condition (financial or otherwise) of Borrower and its subsidiaries, taken as a whole; no material adverse change will have occurred in the business, operations or condition (financial or otherwise) of Borrower and its subsidiaries, taken as a whole, since the date of the Agreement; and no event which is (or with notice or lapse of time or both would be) an Event of Default under the Agreement, will have occurred and be continuing. (If any of the foregoing statements is not true and correct, attach a statement specifying in detail the circumstances thereof and the actions Borrower is taking or proposes to take with respect thereto.)

4.     This Request for Credit is executed on _______________,
19__, by an authorized officer of Borrower, on behalf of Borrower. The undersigned, in such capacity, hereby certifies each and every matter contained herein to be true and correct.

"Borrower":

THE TITAN CORPORATION, a Delaware  corporation


By:     ____________________________________

      ____________________________________
      [Printed Name and Title]



                                 EXHIBIT C

                            REQUEST FOR CONVERSION



1. This Request for Conversion is executed and delivered by THE TITAN CORPORATION, a Delaware corporation (the "Borrower") to The Sumitomo Bank of California, as Agent, pursuant to that certain Amended and Restated Commercial Loan Agreement (as amended, modified or extended, the "Agreement") dated as of May 15, 1997, entered into by Borrower, the Agent and the Banks therein named. Any terms used herein and not defined herein shall have the meanings defined in the Agreement.

2. Borrower hereby requests that the Banks convert one or more (i) outstanding Prime Rate Credits to Offshore Rate Credits, and/or (ii) one or more existing Offshore Rate Credits to other Offshore Rate Credits pursuant to the Agreement, as follows:

(a)     Total Amount of Prime Rate Credits to be Converted:
      $_______________.

(b) Existing Offshore Rate Credit to be Converted is in Amount of $_________ and has an Interest Period Expiring
      ____________.

(c)     Date of Conversion:  ______________, 19___.

(d) Requesting Conversion to an Offshore Rate Credit with a __- day Interest Period, Commencing ________________ and Ending
      _______________.

3. In connection with the conversion requested herein, Borrower hereby represents, warrants and certifies to Agent and the Banks that, as of the date of the requested conversion set forth in paragraph 2(b), above: each representation and warranty made by Borrower in
Article 5 of the Agreement will be true and correct, both immediately before and after such conversion is made, as though such representations and warranties were made on and as of the date of such conversion; no actions, suits or proceedings will be pending against or affecting Borrower or any of its subsidiaries in any court of law or before any governmental agency which might reasonably be expected to adversely affect the business, operations or condition (financial or otherwise) of Borrower and its subsidiaries, taken as a whole; no material adverse change will have occurred in the business, operations or condition (financial or otherwise) of Borrower and its subsidiaries, taken as a whole, since the date of the Agreement; and no event which is (or with notice or lapse of time or both would be) an Event of Default under the Agreement, will have occurred and be continuing. (If any of the foregoing statements is not true and correct, attach a statement specifying in detail the circumstances thereof and the actions Borrower is taking or proposes to take with respect thereto.)

4. This Request for Conversion is executed on _____________, 19__, by an authorized officer of Borrower, on behalf of Borrower. The undersigned, in such capacity, hereby certifies each and every matter contained herein to be true and correct.

"Borrower":

THE TITAN CORPORATION, a Delaware  corporation


By:     ____________________________________

      ____________________________________
      [Printed Name and Title]



                              EXHIBIT D

                    REQUEST FOR LETTER OF CREDIT



1. This Request for Letter of Credit is executed and delivered by THE TITAN CORPORATION, a Delaware corporation (the "Borrower") to The Sumitomo Bank of California, as Agent, pursuant to that certain Amended and Restated Commercial Loan Agreement (as amended, modified or extended, the "Agreement") dated as of May 15, 1997 entered into by Borrower, the Agent and the Banks therein named. Any terms used herein and not defined herein shall have the meanings defined in the Agreement.

2. Borrower hereby requests that Sumitomo issue a letter of credit for the account of Borrower pursuant to the Agreement, as follows:

(a)     Face Amount of Letter of Credit:  $___________.

(b)     Date of Issuance:  _____________, 19__.

(c)     Beneficiary under Letter of Credit:

Name:       ________________________
Address:    ________________________
            ________________________
            ________________________

(d)     Expiry Date:      __________________, 19___

(e)     Documents to be submitted with drafts:




(f)     Purpose of Letter of Credit: _____________________
      ____________________________________________

(g)     Additional Information/Terms: __________________
      ____________________________________________

3.     The requested letter of credit is (check one box only):


      /__/ a new letter of credit in addition to letters of credit already outstanding.

      /__/ a supplement, modification, amendment, renewal, or extension to or of the following outstanding letter(s) of credit:

_____________________________________________________
_____________________________________________________
_____________________________________________________


4.  The requested letter of credit is (check one box only):

/__/ a standby letter of credit.

/__/ a commercial letter of credit.


5. In connection with the issuance of the letter of credit requested herein, Borrower hereby represents, warrants, and certifies to Agent and the Banks that:

(a) As of the date of issuance of the letter of credit requested herein, each representation and warranty made by Borrower in Article 5 of the Agreement will be true and correct, both immediately before and after the issuance of such letter of credit, as though such representations and warranties were made on and as of the date of issuance of such letter of credit; no actions, suits or proceedings will be pending against or affecting Borrower or any of its subsidiaries in any court of law or before any governmental agency which might reasonably be expected to adversely affect the business, operations or condition (financial or otherwise) of Borrower and its subsidiaries, taken as a whole; no material adverse change will have occurred in the business, operations or condition (financial or otherwise) of Borrower and its subsidiaries, taken as a whole, since the date of the Agreement; and no event which is (or with notice or lapse of time or both would be) an Event of Default under the Agreement, will have occurred and be continuing. (If any of the foregoing statements is not true and correct, attach a statement specifying in detail the circumstances thereof and the actions Borrower is taking or proposes to take with respect thereto.)

(b) Following the issuance of the letter of credit requested herein, (i) the amount of all outstanding letters of credit, including amounts drawn on letters of credit and not yet reimbursed by Borrower, will not exceed $5,000,000 in the aggregate, and (ii) the amount of standby letters of credit issued in favor of governmental agencies in lieu of worker's compensation insurance premiums shall not exceed $200,000 in the aggregate.

6. This Request for Letter of Credit is executed on ___________, 19___, by an authorized officer of Borrower, on behalf of Borrower. The undersigned, in such capacity, hereby certifies each and every matter contained herein to be true and correct.

"Borrower":

THE TITAN CORPORATION, a Delaware  corporation


By:     ____________________________________

      ____________________________________
      [Printed Name and Title]




     EXHIBIT A-1


               AMENDED AND RESTATED REVOLVING LINE NOTE



$14,000,000.00                                        May 15, 1997
                                             Huntington Beach, California


FOR VALUE RECEIVED, the undersigned promises to pay to the order of The Sumitomo Bank of California, a California banking corporation (the "Bank"), the principal amount of FOURTEEN MILLION AND NO/100 DOLLARS ($14,000,000.00) or such lesser aggregate amount of advances under the Revolving Line of Credit as may be made by the Bank pursuant to the Loan Agreement referred to below, together with interest on the principal amount of each advance by Bank under the Revolving Line of Credit remaining unpaid from time to time from and including the date of each such advance by Bank under the Revolving Line of Credit until the date of payment in full, payable as hereinafter set forth. This Amended and Restated Revolving Line Note replaces and supersedes in its entirety that certain Revolving Note dated August 8, 1994 executed by the undersigned in favor of the Bank, as the same has been modified and amended to date.

Reference is made to the Commercial Loan Agreement dated as of even date herewith, by and among the undersigned, as Borrower, the Bank and Imperial Bank, collectively as the "Banks", and the Bank as the "Agent" (the "Loan Agreement"). Terms defined in the Loan Agreement and not otherwise defined herein are used herein with the meanings defined for those terms in the Loan Agreement. This is one of the Revolving Line Notes referred to in the Loan Agreement, and any holder hereof is entitled to all of the rights, remedies, benefits and privileges provided for in the Loan Agreement as originally executed or as it may from time to time be supplemented, modified or amended. The Loan Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events upon the terms and conditions therein specified.

The principal indebtedness evidenced by this Revolving Line Note shall be payable as provided in the Loan Agreement and in any event on May 31, 1998.

Interest shall be payable on the outstanding daily unpaid principal amount of advances by the Bank under the Revolving Line of Credit from and including the date of each advance until payment in full and shall accrue and be payable at the rates and on the dates set forth in the Loan Agreement both before and after default and before and after maturity and judgment, with interest on overdue principal and interest to bear interest at the rate set forth in Section 3.11 of the Loan Agreement, to the fullest extent permitted by applicable law.

Each payment hereunder shall be made to the Agent on behalf of the Bank in immediately available funds not later than 4:00 p.m.
(Los Angeles time) on the day of payment (which must be a Banking Day).
All payments received after 4:00 p.m. (Los Angeles time) on any particular Banking Day shall be deemed received on the next succeeding Banking Day. All payments shall be made in lawful money of the United States of America.

The Bank shall use its best efforts to keep a record of advances under the Revolving Line of Credit made by it and payments received by it with respect to this Revolving Line Note, and, absent manifest error, such record shall be presumptive evidence of the amounts owing under this Revolving Line Note.

The undersigned hereby promises to pay all costs and expenses of any rightful holder hereof incurred in collecting the undersigned's obligations hereunder or in enforcing or attempting to enforce any of such holder's rights hereunder, including reasonable attorneys' fees and disbursements (including the allocated costs of in-house counsel), whether or not an action is filed in connection therewith.

Subject to the provisions of the Loan Agreement, the undersigned hereby waives presentment, demand for payment, dishonor, notice of dishonor, protest, notice of protest and any other notice or formality, to the fullest extent permitted by applicable law.

This Revolving Line Note shall be delivered to and accepted by the Bank in the State of California, and shall be governed by, and construed and enforced in accordance with, the local laws thereof.


THE TITAN CORPORATION, a
Delaware corporation


By:
/s/_____________________________


_Eric DeMarco, Sr. V.P. & CFO___
 [Printed Name & Title]






     EXHIBIT A-2



                           REVOLVING LINE NOTE



$10,000,000.00                                               May 15, 1997
                                             Huntington Beach, California


FOR VALUE RECEIVED, the undersigned promises to pay to the order of Imperial Bank, a California banking corporation (the "Bank"), the principal amount of TEN MILLION AND NO/100 DOLLARS ($10,000,000.00) or such lesser aggregate amount of advances under the Revolving Line of Credit as may be made by the Bank pursuant to the Loan Agreement referred to below, together with interest on the principal amount of each advance by Bank under the Revolving Line of Credit remaining unpaid from time to time from and including the date of each such advance by Bank under the Revolving Line of Credit until the date of payment in full, payable as hereinafter set forth.

Reference is made to the Amended and Restated Commercial Loan
Agreement dated as of even date herewith, by and between the undersigned, as Borrower, the Bank and The Sumitomo Bank of California, collectively as the "Banks", and The Sumitomo Bank of California as the "Agent" (the "Loan Agreement"). Terms defined in the Loan Agreement and not otherwise defined herein are used herein with the meanings defined for those terms in the Loan Agreement. This is one of the Revolving Line Notes referred to in the Loan Agreement, and any holder hereof is entitled to all of the rights, remedies, benefits and privileges provided for in the Loan Agreement as originally executed or as it may from time to time be supplemented, modified or amended. The Loan Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events upon the terms and conditions therein specified.

The principal indebtedness evidenced by this Revolving Line Note shall be payable as provided in the Loan Agreement and in any event on May 31, 1998.

Interest shall be payable on the outstanding daily unpaid principal amount of advances by the Bank under the Revolving Line of Credit from and including the date of each advance until payment in full and shall accrue and be payable at the rates and on the dates set forth in the Loan Agreement both before and after default and before and after maturity and judgment, with interest on overdue principal and interest to bear interest at the rate set forth in Section 3.11 of the Loan Agreement, to the fullest extent permitted by applicable law.

Each payment hereunder shall be made to the Agent on behalf of the Bank in immediately available funds not later than 4:00 p.m.
(Los Angeles time) on the day of payment (which must be a Banking Day).
All payments received after 4:00 p.m. (Los Angeles time) on any particular Banking Day shall be deemed received on the next succeeding Banking Day. All payments shall be made in lawful money of the United States of America.

The Bank shall use its best efforts to keep a record of advances made by it under the Revolving Line of Credit made by it and payments received by it with respect to this Revolving Line Note, and, absent manifest error, such record shall be presumptive evidence of the amounts owing under this Revolving Line Note.

The undersigned hereby promises to pay all costs and expenses of any rightful holder hereof incurred in collecting the undersigned's obligations hereunder or in enforcing or attempting to enforce any of such holder's rights hereunder, including reasonable attorneys' fees and disbursements (including the allocated costs of in-house counsel), whether or not an action is filed in connection therewith.

Subject to the provisions of the Loan Agreement, the undersigned hereby waives presentment, demand for payment, dishonor, notice of dishonor, protest, notice of protest and any other notice or formality, to the fullest extent permitted by applicable law.

This Revolving Line Note shall be delivered to and accepted by the Bank in the State of California, and shall be governed by, and construed and enforced in accordance with, the local laws thereof.


THE TITAN CORPORATION, a
Delaware corporation


By:
/s/_____________________________


_Eric DeMarco, Sr. V.P. & CFO___
 [Printed Name & Title]




                        CONTINUING GUARANTY


For valuable consideration, the undersigned (collectively "Guarantors") unconditionally guarantee and promise to pay to The Sumitomo Bank of California, a California banking corporation ("Sumitomo") and Imperial Bank, a California banking corporation ("Imperial"), or order, on demand, in lawful money of the United States, any and all Indebtedness of The Titan Corporation, a Delaware corporation ("Borrower"), to Sumitomo and Imperial.
 As used herein, Sumitomo and Imperial are sometimes collectively referred to as the "Banks" and individually referred to as a "Bank". The word "Indebtedness" is used herein in its most comprehensive sense and includes any and all advances, debts, obligations and liabilities of Borrower heretofore, now, or hereafter made, incurred or created, whether voluntary or involuntary and however arising, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and whether Borrower may be liable individually or jointly with others, or whether recovery upon the Indebtedness may be or hereafter becomes barred by any statute of limitations, or whether the Indebtedness may be or hereafter becomes otherwise unenforceable.

1.     Liability.   The Indebtedness guaranteed hereby for which Guarantors
shall be liable shall include, without limitation, all indebtedness and obligations owing in connection with that certain Amended and Restated Commercial Loan Agreement dated May 15, 1997, executed by and among the Banks, Borrower, and Sumitomo as the "Agent" (as the same may be modified or amended from time to time, the "Loan Agreement"), pursuant to which the Banks have agreed to advance to Borrower up to Twenty-Four Million Dollars ($24,000,000).

2. Continuing Guaranty. This is a continuing guaranty relating to any Indebtedness, including that arising under successive transactions which shall either continue or from time to time renew the Indebtedness whether or not any prior Indebtedness has been satisfied. This guaranty shall not apply to any new Indebtedness created after actual receipt by Banks of written notice of its revocation. Revocations of this guaranty must be in writing. Said written revocation shall not apply to extensions or renewals of Indebtedness in existence at the time of receipt of the written revocation, or any advances made in connection with the Indebtedness existing at the time of the receipt of the written revocation. Notwithstanding the full payment of any Indebtedness, this guaranty shall remain in effect or be reinstated with respect to such Indebtedness if, in connection with bankruptcy, insolvency or similar proceedings filed by or against Borrower, a court enters an order or judgment compelling or requiring Banks to return any or all payments made with respect to such Indebtedness.

3. Obligations of Guarantors are Independent. The obligations hereunder are independent of the obligations of Borrower, and a separate action or actions may be brought and prosecuted against Guarantors whether action is brought against Borrower or whether Borrower is joined in any such action or actions; and Guarantors waive the benefit of any statute of limitations affecting their liability hereunder or the enforcement thereof to the extent permitted by law. Any partial payment by Borrower or other circumstance which operates to toll any statute of limitations as to Borrower shall operate to toll the statute of limitations as to Guarantors.
 In addition, the obligations hereunder are in addition to the obligations of Guarantors under any other present or future guaranty of any liability or obligation of Borrower or any other person. One of the Guarantors (Titan Information Systems Corporation, a Delaware corporation ("TISC")) previously executed that certain Continuing Guaranty dated September 6, 1996 in favor of Sumitomo (the "Existing TISC Guaranty"). This guaranty is intended to supersede and replace in its entirety the Existing TISC Guaranty.

4. Authority to Modify Indebtedness. Guarantors authorize Banks, without notice or demand and without affecting their liability hereunder or under any other document related to the Indebtedness to which any of the Guarantors is a party, from time to time to (a) renew, compromise, extend, amend, waive, restructure, refinance, release, accelerate or otherwise change the time for payment of, or otherwise change the terms of the Indebtedness or any part thereof, including increasing or decreasing the Indebtedness or the rate of interest thereon; (b) accept new or additional documents, instruments or agreements relative to the Indebtedness;
(c) consent to the change, restructure or termination of the corporate structure of Borrower and correspondingly restructure the Indebtedness;
(d) take and hold security or additional guarantees for the payment of this guaranty or the Indebtedness guaranteed, and amend, alter, exchange, substitute, transfer, enforce, waive, subordinate, terminate or release any such security; (e) apply such security and direct the order or manner of sale thereof as Sumitomo acting as Agent for the Banks pursuant to the Loan Agreement (the "Agent") in its discretion may determine; (f) release or substitute any one or more of the endorsers or guarantors; (g) accept partial payment on the Indebtedness; and (h) assign this guaranty in whole or in part.

5. Waiver of Rights and Defenses. Guarantors waive any right to require Banks to (a) proceed against Borrower or any other person;
(b) proceed against or exhaust any security held from Borrower; or
(c) pursue any other remedy in Banks' power whatsoever. Agent may, at its election, exercise any right or remedy it may have against Borrower or any security held by Agent or Banks, including without limitation the right to foreclose upon any such security by judicial or nonjudicial sale, without affecting or impairing in any way the liability of Guarantors hereunder except to the extent the Indebtedness has been paid, and Guarantors waive any defense arising out of the absence, impairment or loss of any right of reimbursement or subrogation or other right or remedy of Guarantors against Borrower or any such security, whether resulting from such election by Agent or otherwise. Without limiting the foregoing or any other provision of this guaranty, Guarantors waive any defense based upon or arising by reason of: (i) any disability or other defense of Borrower or any other person; (ii) the cessation or limitation from any cause whatsoever, other than payment in full, of the Indebtedness of Borrower or any other person;
(iii) any lack of authority of any officer, director, partner, agent or any other person acting or purporting to act on behalf of Borrower, or any defect in the formation of Borrower; (iv) the application by Borrower of the proceeds of any Indebtedness for purposes other than the purposes represented by Borrower to Guarantors and/or Banks, or intended or understood by Guarantors and/or Banks; (v) any act or omission by Agent or Banks which directly or indirectly results in or aids the discharge of Bor-rower or any Indebtedness by operation of law or otherwise; or (vi) any modification of the Indebtedness, in any form whatsoever, including any modification made after revocation hereof, to any Indebtedness incurred prior to such revocation, and including without limitation the renewal, extension, acceleration or other change in time for payment of the Indebtedness, or other change in the terms of the Indebtedness or any part thereof, including increase or decrease of the rate of interest thereon. Until all Indebtedness of Borrower to Banks shall have been paid in full, even though such Indebtedness is in excess of Guarantors' liability here-under, Guarantors shall have no right of subrogation, and waive any right to enforce any remedy which Agent or Banks now have or may hereafter have against Borrower, and waive any benefit of, and any right to participate in, any security now or hereafter held by Agent or Banks. Guarantors waive all presentments, demands for performance, notices of non-performance, protests, notices of protest, notices of dishonor, and notices of acceptance of this guaranty and of the existence, creation, or incurring of new or additional Indebtedness.

Without limiting the generality of the foregoing, Guarantors expressly waive any right, defense or benefit under California Civil Code Sections 2809, 2810, 2819, 2845, 2849, 2850, and 2855, and California Code of Civil
Procedure Sections 337, 580a, 580b, 580d and any amendments thereto. Guarantors waive all rights and defenses arising out of an election of remedies by Agent or Banks, even though that election of remedies, such as nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed Guarantors' rights of subrogation and reimbursement against Borrower by the operation of Section 580d of the California Code of Civil Procedure or otherwise. As an additional explanation, and without limiting the foregoing in any manner, Agent may elect to foreclose upon any real property securing the Indebtedness of Borrower pursuant to the power of sale contained in any deed of trust securing the Indebtedness or by a lawsuit to establish any deficiency between the Indebtedness and the value of the real property. If Agent elects to foreclose pursuant to the power of sale in any deed of trust, California courts have held that Guarantors will have a defense to any deficiency because Guarantors' subrogation rights against Borrower will be cut off by Section 580d of the California Code of Civil Procedure. The loss of those subrogation rights gives Guarantors immunity from any deficiency judgment. Guarantors, with full understanding of this immunity, and in return for Banks' agreement to extend credit to Borrower, hereby waive, in advance, the benefit of this antideficiency defense and relinquish the right to immunity from a deficiency judgment, if Agent elects to foreclose by sale under the power of sale contained in any deed of trust.

6. Benefit to Guarantors; Information About Borrower's Financial Condition. Each Guarantor is a wholly-owned subsidiary of Borrower and, as such, will benefit from the Banks extending credit to Borrower pursuant to the Loan Agreement. Guarantors assume the responsibility for being and keeping themselves informed of the business, operation and financial condition of Borrower and of all other circumstances bearing upon the risk of nonpayment of the Indebtedness which diligent inquiry would reveal, and agree that absent a written request for such information by Guarantors, Agent and Banks shall have no duty to advise Guarantors of any information, matter, fact or thing now or hereafter known to it regarding such conditions or any such circumstance.

7. Liens and Setoff. In addition to all liens upon, and rights of setoff against the moneys, securities or other property of Guarantors given to Banks by law, Banks shall have a lien upon and a right of setoff against all moneys, securities and other property of Guarantors, now or hereafter in the possession of or on deposit with Banks, whether held in a general or special account or deposit, or for safekeeping or otherwise; and every such lien and right of setoff may be exercised without demand upon or notice to Guarantors. No lien or right of setoff shall be deemed to have been waived by any act or conduct on the part of Agent or Banks, or by any neglect to exercise such right of setoff or to enforce such lien, or by any delay in so doing; and every right of setoff and lien shall continue in full force and effect until such right of setoff or lien is specifically waived or released by an instrument in writing executed by Banks.

8. Acceleration. If this guaranty is secured by a deed of trust, the deed of trust contains the following statement (Due on Sale clause): Upon default by Trustor in payment of any indebtedness secured hereby or in performance of any agreement hereunder, or in the event Trustor or any successor in interest to Trustor in the property sells, conveys, alienates, assigns or transfers said property, or any part thereof, or any interest therein, or becomes divested of Trustor's title or any interest therein in any manner of way, whether voluntary or involuntary. Beneficiary shall have the right, at its option, to declare said note or notes and any other indebtedness or obligation secured hereby, irrespective of maturity dates specified in any note or written agreement evidencing the same, immediately due and payable without notice or demand, and no wavier of this right shall be valid or enforceable unless in writing and signed by Beneficiary.

9. Subordination. Any Indebtedness of Borrower now or hereafter held by Guarantors is hereby subordinated to the Indebtedness of Borrowers to Banks; and such Indebtedness of Borrower to Guarantors is hereby assigned to Banks as security for this guaranty and if Agent so requests shall be collected, enforced and received by Guarantors as trustees for Banks and be paid over to Banks on account of the Indebtedness of Borrower to Banks, but without reducing or affecting in any manner the liability of Guarantors under the other provisions of this guaranty.

10. Waiver of Rights of Subrogation. Notwithstanding anything to the contrary contained herein or in any other document to which any of the Guarantors is a party, Guarantors expressly waive any and all rights to subrogation, reimbursement, exoneration, contribution, setoff or any other rights that could accrue to a surety against a principal, to a guarantor against a maker or obligor, to an accommodation party against the party accommodated, or to a holder or transferee against a maker, and which any of the Guarantors may have or hereafter acquire against Borrower or any other person in connection with or as a result of Guarantors' execution, delivery and/or performance of this guaranty or any other document to which any of the Guarantors is a party, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law. Guarantors shall not have or assert any such rights against Borrower or Borrower's successors and assigns or any other person (including any surety), either directly or as an attempted setoff to any action commenced against any of the Guarantors by Borrower (as borrower or in any other capacity), Agent, Banks or any other person. Guarantors hereby acknowledge and agree that this waiver is intended to benefit Borrower, Agent and Banks and shall not limit or otherwise affect Guarantors' liability under this guaranty, under any other document to which any of the Guarantors is a party, or the enforceability hereof or thereof. In furtherance, and not in limitation, of the preceding waiver, Guarantors agree that any payments made by them under this guaranty shall be deemed a contribution to the capital of Borrower or other obligated party and any such payment shall not cause Guarantors to become creditors of Borrower or other such party.

11. Additional Representations and Warranties. Without limiting any other provision of this guaranty, Guarantors represent and warrant that (a) there is an express benefit, either directly or indirectly, to Guarantors in executing this guaranty, which offsets their liability to Banks under this guaranty; (b) this guaranty is executed at Borrower's request;
(c) each Guarantor has not and shall not, without the prior written consent of Agent, sell, lease, assign, encumber, hypothecate, transfer or otherwise dispose of all or a substantial or material part of such Guarantor's assets other than in the ordinary course of business; and (d) neither Agent nor Banks have made any representation to any Guarantor as to the creditworthiness of Borrower.

12. Transfer of Guaranty. This guaranty shall, without further reference, pass to and may be relied upon and enforced by any successor or assignee of any Bank and any transferee or subsequent holder of any of the Indebtedness.

13. Authority of Officers. It is not necessary for Banks to inquire into the powers of Borrower or the officers, directors or agents acting or purporting to act on Borrower's behalf, and any Indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereby.

14. Attorneys' Fees. Guarantors agree to pay a reasonable attorneys' fee and all other costs and expenses which may be incurred by Agent and Banks in the enforcement of this guaranty.

15. Rights Cumulative. The rights, powers and remedies given to Banks by this guaranty are cumulative and shall be in addition to and independent of all rights, powers and remedies given Banks by virtue of any statute, rule of law, or any agreement between Guarantors and Banks or between Borrower and Banks. Any forbearance or failure or delay by Agent or Banks in exercising any right, power or remedy hereunder shall not preclude the further exercise thereof; and every right, power and remedy of Banks shall continue in full force and effect until such right, power or remedy is specifically waived by an instrument in writing signed by Banks.

16. Successors and Assigns. This guaranty shall bind each Guarantor's successors and assigns. Banks may without notice assign this guaranty in whole or in part.

17. Applicable Law. This guaranty shall be governed by, and construed in accordance with, the laws of the State of California.

18. Joint and Several. The obligations of Guarantors hereunder are joint and several.

19. Section Headings. The section headings used in this guaranty are for convenience of reference only and shall not limit or otherwise affect this guaranty.

20. Singular, Plural. Whenever the context requires, all words used in the singular will be construed to have been used in the plural, and vice versa, and each gender will include any other gender. Therefore, in all cases where there is but a single Borrower or a single Guarantor, then all words used herein in the plural shall be deemed to have been used in the singular where the context and construction so require; and when there is more than one Borrower named herein, or when this guaranty is executed by more than one Guarantor, the word "Borrowers" and the word "Guarantors" respectively shall mean all and any one or more of them.

21. Modification. This guaranty may not be amended or modified except by a writing executed by Banks and Guarantors.

22. Acknowledgments. Guarantors acknowledge that they have read and fully understood all of the provisions of this guaranty.

IN WITNESS WHEREOF, the undersigned Guarantors have executed this guaranty as of May 15, 1997.


"Guarantors":

TITAN INFORMATION SYSTEMS CORPORATION, a Delaware corporation



By /s/____________________________________

   _Philip J. Englund, Secretary__________
   [Printed Name and Title]


PULSE SCIENCES, INC., a  California
corporation


By /s/____________________________________

   _Eric DeMarco, Assistant Financial Officer
   [Printed Name and Title]



FEDERAL SERVICE, INC., a _California_____ corporation


By /s/____________________________________

   _Eric DeMarco, V.P. & CFO______________
    [Printed Name and Title]


TITAN ENVIRONMENTAL CORPORATION, a  Delaware corporation


By /s/____________________________________

   _Eric DeMarco, V.P. & CFO______________
   [Printed Name and Title]


ELDYNE, INC., a  California corporation


By /s/____________________________________

   _Eric DeMarco, Sr. V.P. & CFO__________
    [Printed Name and Title]


UNIDYNE CORPORATION, a Virginia corporation


By /s/____________________________________

   _Eric DeMarco, Sr. V.P. & CFO__________
             [Printed Name and Title]

DIVERSIFIED CONTROL SYSTEMS, INC., a Delaware corporation


By /s/____________________________________

   _Eric DeMarco, Sr. V.P. & CFO__________
             [Printed Name and Title]


TOMO THERAPEUTICS, INC., a Delaware corporation


By /s/____________________________________

   _Eric DeMarco, CFO_____________________
             [Printed Name and Title]



TITAN BROADBAND COMMUNICATIONS CORPORATION, a Delaware corporation


By /s/____________________________________

   _Eric DeMarco, V.P. & CFO______________
   [Printed Name and Title]




             AMENDMENT TO EXISTING SECURITY DOCUMENTS


This Amendment to Existing Security Documents ("Amendment") is entered into by and between The Sumitomo Bank of California, as agent ("Agent") for itself and Imperial Bank under the Amended and Restated Loan Agreement (described below), The Sumitomo Bank of California, in its individual capacity ("Sumitomo"), Imperial Bank ("Imperial"), The Titan Corporation, a Delaware corporation ("Titan"), and Titan Information Systems Corporation, a Delaware corporation ("TISC"), and is made with reference to the facts set forth in the Recitals below.

I. RECITALS

A. Substantially concurrently herewith, Agent (as agent for Sumitomo and Imperial), Sumitomo (in its individual capacity) and Imperial, as the Banks, and Titan, as the Borrower, are entering into that certain Amended and Restated Commercial Loan Agreement of substantially even date herewith (the "Amended and Restated Loan Agreement"). Pursuant to the Amended and Restated Loan Agreement, Imperial will be added as a lender to the credit facility being amended and restated in connection therewith, the credit facility will be increased from $14,000,000 to $24,000,000, and certain other modifications to the existing credit facility will be made as more fully specified therein.

B. To evidence the advances under the Amended and Restated Loan Agreement, Titan shall execute (i) in favor of Sumitomo, that certain Amended and Restated Revolving Line Note of substantially even date herewith in the original principal amount of $14,000,000, and (ii) in favor of Imperial, that certain Revolving Line Note of substantially even date herewith in the original principal amount of $10,000,000 (collectively, the "Revolving Line Notes").

C. The parties hereto wish to amend the existing security documents (described below) to reflect that they now secure the Amended and Restated Loan Agreement, the Revolving Line Notes, all other Ancillary Documents, and all indebtedness and obligations owing to Agent, Sumitomo and Imperial thereunder, in additional to any and all other indebtedness and obligations stated to be secured thereby; and otherwise wish to amend the Existing Security Documents as specified below. As used herein, the "Existing Security Documents" mean each of the following (together with any and all other security agreements, pledge agreements, assignments, or other collateral documents securing any or all indebtedness or obligations owing under the credit facility being amended pursuant to the Amended and Restated Loan Agreement):

(i) That certain Pledge Agreement dated as of September 6, 1996, executed by Titan, as debtor, in favor of Sumitomo, as secured party (the "Pledge Agreement");

(ii)     That certain Security Agreement dated as of September 6,
1996, executed by Titan, as grantor, in favor of Sumitomo, as secured party (the "Titan Security Agreement");

(iii) That certain Security Agreement dated as of September 6, 1996, executed by TISC, as grantor, in favor of Sumitomo, as secured party (the "TISC Security Agreement");

(iv) That certain Patent Collateral Assignment dated as of September 6, 1996, executed by Titan, as grantor, in favor of Sumitomo, as secured party, as supplemented by the Supplement to Patent Collateral Assignment dated December 3, 1996, (the "Titan Patent Collateral Assignment"); and

(v)     That certain Patent Collateral Assignment dated as of
September 6, 1996, executed by TISC, as grantor, in favor of Sumitomo, as secured party (the "TISC Patent Collateral Assignment").

D. In addition to the Existing Security Documents, certain additional, new security agreements, financing statements and possibly other security documents shall be executed by Eldyne, Inc. and Unidyne Corporation in connection with the Amended and Restated Loan
Agreement.

     II.
     AMENDMENT

NOW, THEREFORE, in order to induce Sumitomo and Imperial to enter into the Amended and Restated Loan Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Agent, Sumitomo, Imperial, Titan and TISC hereby agree as follows:

1. Defined Terms: Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings given such terms in the Amended and Restated Loan Agreement.

2.     Amendments to Existing Security Documents.  Each of the
Existing Security Documents is hereby amended and modified as follows:

(a) In addition to any and all other indebtedness and obligations stated to be secured thereby, each of the Existing Security Documents shall secure all indebtedness and obligations of Titan under the Amended and Restated Loan Agreement, the Revolving Line Notes, the Ancillary Documents, and all indebtedness and obligations owing to Agent, Imperial and Sumitomo thereunder (collectively, the "Amended and Restated Secured Obligations"). Without limiting the foregoing,
(i) as used in the Pledge Agreement, the term "indebtedness" shall include, without limitation, the Amended and Restated Secured Obligations; (ii) as used in the Titan Security Agreement and the TISC Security Agreement, the term "Obligations" shall include, without limitation, the Amended and Restated Secured Obligations, and (iii) as used in the Titan Patent Collateral Assignment and the TISC Patent Collateral Assignment, the term "Secured Obligations" shall include, without limitation, the Amended and Restated Secured Obligations;

(b)     Any references in any of the Existing Security Documents
(i) to the "Loan Agreement," shall be deemed to be references to the Amended and Restated Loan Agreement, (ii) to the "Note," shall be deemed to be references to the Revolving Line Notes, and (iii) to the "Loan Documents," or to any other documents or agreements, shall mean each of such loan documents or other documents and agreements as amended or modified pursuant to the Amended and Restated Loan Agreement, this Amendment, or the other documents executed in connection herewith;

(c) Each reference in each of the Existing Security Documents to the "Secured Party" shall be deemed to be a reference to the Agent (as agent for Sumitomo and Imperial under the Amended and Restated Loan Agreement). Titan and TISC hereby reaffirm, and grant and pledge anew, in favor of Agent, for the benefit of Sumitomo and Imperial, all pledges, liens, security interests, assignments, and other agreements with respect to the collateral contained in each of the Existing Security Documents, to secure the Amended and Restated Secured Obligations and all other indebtedness and obligations stated in each of the Existing Security Documents to be secured thereby.

3. Reaffirmation of Covenants and Agreements. Without limiting paragraph 2(c) above, Titan and TISC hereby reaffirm, in favor of Agent (for the benefit of Sumitomo and Imperial under the Amended and Restated Loan Agreement) all covenants and agreements of Titan and TISC under the Existing Security Documents. Titan and TISC further acknowledge and agree that there is no existing default by Sumitomo under any of the Existing Security Documents, or under any obligations or agreements secured thereby; and as of the date hereof neither Titan nor TISC have any defenses, offsets, or claims with respect to the repayment of any and all indebtedness secured by the Existing Security Documents.

4. Existing Security Documents in Full Force and Effect. Except as specifically amended or modified by this Amendment, the Existing Security Documents shall remain unmodified and in full force and effect.

5. Conditions to Effectiveness. Agent may, in its sole discretion, condition the effectiveness of this Amendment on the satisfaction (or waiver by Agent in writing, in its sole discretion) of any and all conditions to the effectiveness of the Amended and Restated Credit Agreement specified therein.

Dated as of May 15, 1997.

"Agent":

THE SUMITOMO BANK OF CALIFORNIA, a California banking corporation, as Agent for itself and Imperial Bank


By:     /s/_________________________________
        Sajeda Simjee, Vice President


"Sumitomo":

THE SUMITOMO BANK OF CALIFORNIA, a California banking corporation, in its individual capacity


By:     /s/_________________________________
        Sajeda Simjee, Vice President

"Imperial":

IMPERIAL BANK, a California banking corporation


By:     /s/_________________________________
        Tim Bubnack, Vice President


"Titan":

THE TITAN CORPORATION, a Delaware corporation


By:     /s/_________________________________

        _Eric DeMarco, Sr. V.P. & CFO_______
        [Printed Name and Title]


"TISC":

TITAN INFORMATION SYSTEMS CORPORATION, a Delaware corporation


By:     /s/_________________________________

        _Philip J. Englund, Secretary_______
        [Printed Name and Title]






                          SECURITY AGREEMENT
                         (Unidyne Corporation)


This SECURITY AGREEMENT ("Agreement"), dated as of May 15, 1997, is made by UNIDYNE CORPORATION, a Virginia corporation ("Grantor"), in favor of THE SUMITOMO BANK OF CALIFORNIA, as Agent for itself and IMPERIAL BANK pursuant to the Loan Agreement described below ("Secured Party"), with reference to the following facts:

     RECITALS

A. Pursuant to that certain Amended and Restated Commercial Loan Agreement of even date herewith by and between The Titan Corporation ("Borrower"), as borrower, and The Sumitomo Bank of California (on behalf of itself and as agent) and Imperial Bank, as lenders ("Lenders") (and as such agreement may from time to time be further supplemented, modified, amended, renewed, extended or supplanted, the "Loan Agreement"), Lenders have agreed to extend certain credit facilities to Borrower.

B. The Loan Agreement provides, as a condition precedent to Lenders' obligation to extend additional credit facilities to Borrower, that Grantor shall grant to Secured Party a security interest in certain of its assets under the terms and conditions set forth in this Agreement.

     AGREEMENT

NOW, THEREFORE, in order to induce Lenders to continue to extend credit facilities to Borrower under the Loan Agreement, and for other good and valuable consideration, the receipt and adequacy of which hereby are acknowledged, Grantor hereby represents, warrants, covenants, agrees, assigns and grants as follows:

1. Definitions. This Agreement is one of the Security Agreements referred to in the Loan Agreement and is one of the loan documents referred to therein. Terms defined in the Loan Agreement and not otherwise defined in this Agreement shall have the meanings given those terms in the Loan Agreement. Terms defined in the California Commercial Code and not otherwise defined in the Agreement or in the Loan Agreement shall have the meanings defined for those terms in the California Commercial Code. The following terms shall have the meanings respectively set forth after each:
"Agreement" means this Security Agreement and any extensions, modifications, renewals, restatements, supplements or amendments hereof.

"Collateral" means all present and future right, title and interest of Grantor in or to any property or assets whatsoever, and all rights and powers of Grantor to transfer any interest in or to any property or assets whatsoever, including, without limitation, any and all of the following property:

(1) All present and future accounts, accounts receivable, agreements, contracts, leases, contract rights, rights to payment, instruments, documents, chattel paper, security agreements, guaranties, undertakings, surety bonds, insurance policies, notes and drafts, and all forms of obligations owing to Grantor or in which Grantor may have any interest, however created or arising;

(2) All present and future general intangibles, all tax refunds of every kind and nature to which Grantor now or hereafter may become entitled, however arising, all other refunds, and all deposits, goodwill, choses in action, trade secrets, computer programs, software, customer lists, trademarks, trade names, patents, licenses, copyrights, technology, processes, proprietary information, franchises and insurance proceeds;

(3) All present and future deposit accounts of Grantor, including, without limitation, any demand, time, savings, passbook or like account maintained by Grantor with any bank, savings and loan association, credit union or like organization, and all money, cash and cash equivalents of Grantor, whether or not deposited in any such deposit account;

(4) All present and future books and records, including, without limitation, books of account and ledgers of every kind and nature, all electronically recorded data relating to Grantor or the business thereof, all receptacles and containers for such records, and all files and correspondence;

(5) All present and future goods, including, without limitation, all consumer goods, farm products, inventory, equipment, machinery, tools, molds, dies, furniture, furnishings, fixtures, trade fixtures, motor vehicles and all other goods used in connection with or in the conduct of Grantor's business, including without limitation, all goods as defined in
Section 9109(2) of the California Commercial Code;
(6) All present and future inventory and merchandise, including, without limitation, all present and future goods held for sale or lease or to be furnished under a contract of service, all raw materials, work in process and finished goods, all packing materials, supplies and containers relating to or used in connection with any of the foregoing, and all bills of lading, warehouse receipts or documents of title relating to any of the foregoing;

(7) All presently existing and filed, or hereafter acquired patents and pending patent applications and United States and international registrations thereof, the right to sue for past, present, and future infringements, all rights corresponding thereto throughout the world, and all reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof and all improvements thereon and inventions relating thereto and all proceeds of the foregoing, including but not limited to, proceeds of licensing; (b) all applications, registrations, and recordings relating to the foregoing in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof, or any political subdivision thereof, or in any other countries, and all reissues, extensions, and renewals thereof;

(8) All present and future accessions, appurtenances, components, repairs, repair parts, spare parts, replacements, substitutions, additions, issue and/or improvements to or of or with respect to any of the foregoing;

(9)     All other tangible and intangible property of Grantor;

(10) All rights, remedies, powers and/or privileges of Grantor with respect to any of the foregoing; and

(11) Any and all proceeds and products of any of the foregoing, including, without limitation, all money, accounts, general intangibles, deposit accounts, documents, instruments, chattel paper, goods, insurance proceeds, and any other tangible or intangible property received upon the sale or disposition of any of the foregoing.

"Loan Documents" means collectively, the Loan Agreement, the Notes, this Agreement, and any other certificates, documents or agreements of any type or nature heretofore or hereafter executed and delivered by Borrower (or by Grantor or other subsidiaries or affiliates of Borrower) to Secured Party in any way relating to or in furtherance of the Loan Agreement, in each case either as originally executed or as the same may from time to time be supplemented, modified, amended, restated, extended or supplanted.

"Notes" means, collectively, the "Revolving Line Notes" described in the Loan Agreement.

"Person" means and includes any natural person, corporation, firm, association, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

2. Security Agreement. For valuable consideration, Grantor hereby grants and assigns to Secured Party a security interest in all of the Collateral now or hereafter owned by Grantor as security for the timely payment and performance of the obligations of Borrower under the Loan Agreement and other Loan Documents, including but not limited to the Notes (collectively, the "Obligations"). This Agreement is a continuing agreement and all the rights, powers and remedies hereunder shall apply to any and all Obligations, including those arising under successive transactions which shall either continue the Obligations, increase or decrease them, or from time to time create new Obligations after all or any prior Obligations have been satisfied, and notwithstanding the bankruptcy of Grantor or any other party to the Loan Agreement and related documents or any other event or proceeding affecting any of the aforementioned persons.

3. Further Assurances. At any time and from time to time at the request of Secured Party, Grantor shall execute and deliver to Secured Party all such financing statements and other instruments and documents in form and substance reasonably satisfactory to Secured Party, as shall be necessary or reasonably desirable to fully perfect, when filed and/or recorded, Secured Party's security interest granted pursuant to Section 2 of this Agreement. At any time and from time to time, Secured Party shall be entitled to file and/or record any or all such financing statements, instruments and documents held by it, and any or all such further financing statements, documents and instruments, and to take all such other actions, as Secured Party may deem appropriate to perfect and to maintain perfected the security interest granted in Section 2 of this Agreement. Before and after the occurrence of any Event of Default, at Secured Party's request, Grantor shall execute all such further financing statements, instruments and documents, and shall do all such further acts and things, as may be deemed necessary or reasonably desirable by Secured Party to create and perfect, and to continue and preserve, the security interest in the Collateral in favor of Secured Party, or the priority thereof. With respect to any Collateral consisting of instruments, documents, certificates of title or the like, as to which Secured Party's security interest is required to be perfected by, or the priority thereof is required to be assured by, possession of or notation on the certificate of title pertaining to such Collateral, Grantor will upon demand of Secured Party deliver possession of same in pledge to Secured Party, or note the lien on such certificate of title in favor of Secured Party for the benefit of Secured Party.

4. Grantor's Representations, Warranties and Agreements. Except as otherwise disclosed to Secured Party in the UCC search attached hereto as Exhibit A, Grantor represents, warrants and agrees that: (a) the security interests granted in Section 2 of this Agreement are first priority security interests in the Collateral indefeasible by any third party;
(b) except for financing statements in favor of Secured Party and as otherwise disclosed to Secured Party in writing, no financing statement covering any of the Collateral or the proceeds thereof is on file in any public office or held by any person; (c) Grantor has and will continue to have, except for security interests granted pursuant to the Loan Agreement and related documents in favor of Secured Party and except for such other liens as are permitted pursuant to the Loan Agreement, full title to the Collateral, free from any lien, security interest, encumbrance or claim, and full power and authority to grant to Secured Party the security interest in the Collateral as provided herein subject to the Permitted Encumbrances, and will, at its sole cost and expense, defend any action which might materially affect the Collateral or Secured Party's security interest in the Collateral; (d) Grantor will pay, prior to delinquency, all taxes, charges, liens and assessments against the Collateral, unless such taxes, charges, liens or assessments are not yet required to be paid, and upon its failure to pay or so contest such taxes, charges, liens and assessments, Secured Party at its option may pay any of them, and Secured Party shall be the sole judge of the legality or validity thereof and the amount necessary to discharge the same; (e) the Collateral will not be used for any unlawful purpose or in violation of any law, regulation or ordinance, nor used in any way that will void or impair any insurance required to be carried in connection therewith; (f) Grantor will, to the extent consistent with good business practice, keep the Collateral in reasonably good repair, working order and condition, and from time to time make all needful and proper repairs, renewals, replacements, additions and improvements thereto and, as appropriate and applicable, will otherwise deal with such portion of the Collateral in all such ways as are considered good practice by owners of like property; (g) Grantor will take all reasonable steps to preserve and protect the Collateral; (h) Grantor will maintain, with responsible insurance companies, insurance covering the Collateral against such insurable losses as is required by the Loan Agreement and will cause Secured Party to be designated as loss payee with respect to such insurance, will obtain the written agreement of the insurers that such insurance shall not be cancelled without at least ten
(10) days prior written notice to Secured Party, and will furnish copies of such insurance policies or certificates to Secured Party promptly upon request therefor; (i) Grantor will promptly notify Secured Party in writing in the event of any substantial or material damage to the Collateral from any source whatsoever, and, except for the disposition of collections and other proceeds of the Collateral permitted by Section 6 hereof, Grantor will not remove or permit to be removed any part of the Collateral from its places of business without the prior written consent of Secured Party, except for such items of the Collateral as are removed in the ordinary course of business or in connection with any transaction or disposition otherwise permitted by the Loan Agreement; and (j) Grantor will not move its principal place of business without giving at least ten (10) days' notice to Secured Party.

5. Secured Party's Rights Regarding Collateral. At any time (whether or not an Event of Default has occurred, except as provided in clause (b) below), without notice or demand and at the expense of Grantor (if an Event of Default has occurred), Secured Party may, to the extent it may be necessary or desirable to protect the security hereunder, but Secured Party shall not be obligated to: (a) enter upon any premises on which Collateral is situated and examine the same (other than areas subject to government security restrictions) or (b) after an Event of Default has occurred and is continuing, perform any obligation of Grantor under this Agreement or any obligation of any other party under the Loan Documents. At any time and from time to time (except as provided in clause (iii) below), at the expense of Grantor (if an Event of Default has occurred), Secured Party may to the extent it may be necessary or desirable to protect the security hereunder, but Secured Party shall not be obligated to: (i) notify obligors on the Collateral that the Collateral has been assigned to Secured Party; (ii) at any time and from time to time request from obligors on the Collateral, in the name of Grantor or in the name of Secured Party, information concerning the Collateral and the amounts owing thereon; and
(iii) after an Event of Default has occurred and is continuing, cause the Collateral to be registered in the name of Secured Party, as legal owner. Grantor shall maintain books and records pertaining to the Collateral in such detail, form and scope as Secured Party shall reasonably require consistent with Secured Party's interests hereunder. Grantor will at any time at Secured Party's request mark the Collateral and/or Grantor's ledger cards, books of account, and other records relating to the Collateral with appropriate notations satisfactory to Secured Party disclosing that they are subject to Secured Party's security interests. Secured Party shall at all times on notice have full access to and the right to audit any and all of Grantor's books and records pertaining to the Collateral, and to confirm and verify the value of the Collateral and to do whatever else Secured Party may deem necessary or desirable to protect its interests. Secured Party shall be under no duty or obligation whatsoever to take any action to preserve any rights of or against any prior or other parties in connection with the Collateral, or make or give any presentments, demands for performance, notices of non-performance, protests, notices of protests, notices of dishonor, or notices of any other nature whatsoever in connection with the Collateral or the Obligations. Secured Party shall be under no duty or obligation whatsoever to take any action to protect or preserve the Collateral or any rights of Grantor therein, or to make collections or enforce payment thereon, or to participate in any foreclosure or other proceeding in connection therewith.

6. Collections on the Collateral. Grantor shall have the right to use and to continue to make collections on and receive other proceeds of all of the Collateral in the ordinary course of business so long as no Event of Default shall have occurred and be continuing. Upon the occurrence and during the continuance of an Event of Default, at the option of Secured Party, Grantor's right to make collections on and receive proceeds of the Collateral and to use or dispose of such collections and proceeds shall terminate, and any and all proceeds and collections, including all partial or total prepayments, then held or thereafter received on or on account of the Collateral will be held or received by Grantor in trust for Secured Party and immediately delivered to same. Any remittance received by Grantor from customers shall be presumed to relate to the Collateral and to be subject to the Secured Party's security interests. Upon the occurrence of an Event of Default, Secured Party shall have the right at all times to receive, receipt for, endorse, assign, deposit and deliver, in the name of Secured Party or in the name of Grantor, any and all checks, notes, drafts and other instruments for the payment of money constituting proceeds of or otherwise relating to the Collateral; and Grantor hereby authorizes Secured Party to affix, by facsimile signature or otherwise, the general or special endorsement of it, in such manner as Secured Party shall deem advisable, to any such instrument in the event the same has been delivered to or obtained by Secured Party without appropriate endorsement, and Secured Party and any collecting bank are hereby authorized to consider such endorsement to be a sufficient, valid and effective endorsement by Grantor, to the same extent as though it were manually executed by the duly authorized officer of Grantor, regardless of by whom or under what circumstances or by what authority such facsimile signature or other endorsement actually is affixed, without duty of inquiry or responsibility as to such matters, and Grantor hereby expressly waives demand, presentment, protest and notice of protest or dishonor and all other notices of every kind and nature with respect to any such instrument.

7. Possession of Collateral by Secured Party. All the Collateral now, heretofore or hereafter delivered to Secured Party shall be held by Secured Party in its possession, custody and control. Any or all of the Collateral consisting of money delivered to Secured Party shall be held in an interest bearing account, and prior to an Event of Default, interest thereon shall accrue to Grantor; however, Grantor shall not be entitled to any other compensation thereon or by reason of Secured Party's possession and/or use thereof. Upon the occurrence of an Event of Default, whenever any of the Collateral is in Secured Party's possession, Secured Party may use, operate and consume the Collateral, whether for the purpose of preserving and/or protecting the Collateral, or for the purpose of performing any of Grantor's obligations with respect thereto, or otherwise. Secured Party may at any time deliver or redeliver the Collateral or any part thereof to Grantor, and the receipt of any of the same by Grantor shall be complete and full acquittance for the Collateral so delivered, and Secured Party thereafter shall be discharged from any liability or responsibility therefor. So long as Secured Party exercises reasonable care with respect to any Collateral in its possession, custody or control, Secured Party shall have no liability for any loss of or damage to such Collateral, and in no event shall Secured Party have liability for any diminution in value of Collateral occasioned by economic or market conditions or events. Secured Party shall be deemed to have exercised reasonable care within the meaning of the preceding sentence if the Collateral in the possession, custody or control of Secured Party is accorded treatment substantially equal to that which Secured Party accords its own similar property, it being understood that Secured Party shall not have any responsibility for taking any necessary steps to preserve rights against any Person with respect to any Collateral.

8. Events of Default. Any one of the following events shall constitute an Event of Default hereunder:

(a) any default under the Loan Agreement or any other Loan Document shall have occurred and be continuing;

(b) any failure by Grantor to observe or perform any covenant or agreement contained in this Assignment for more than ten (10) calendar days after receipt from Secured Party of notice of such default; or

(c) any representation or warranty made by Grantor in this Assignment shall prove to have been false or incorrect in any material respect when made.

9.     Remedies.

9.1 Rights Upon Event of Default. Upon the occurrence and during the continuance of an Event of Default, Secured Party shall have in any jurisdiction where enforcement hereof is sought, in addition to all other rights and remedies which Secured Party may have under applicable law or in equity or under this Agreement (including, without limitation, all rights set forth in Section 6 hereof) or under any other Loan Document, all of its rights and remedies as a secured party under the Uniform Commercial Code as enacted in any jurisdiction, and in addition the following rights and remedies, all of which may be exercised to the maximum extent permitted by law with or without further notice to Grantor and without affecting the liability of Grantor hereunder or the enforceability of the security interests created hereby: (a) to foreclose the liens and security interests created hereunder or under any other agreement relating to any Collateral by any available judicial procedure or without judicial process;
(b) to enter any premises where any Collateral may be located for the purpose of taking possession of or removing the same; (c) to sell, assign, lease or otherwise dispose of any Collateral or any part thereof, either at public or private sale or at any broker's board, in lot or in bulk, for cash, on credit or otherwise, with or without representations or warranties and upon such terms as shall be acceptable to Secured Party; (d)to notify obligors on the Collateral that the Collateral has been assigned to Secured Party and that all payments thereon are to be made directly and exclusively to Secured Party; (e)to collect by legal proceedings or otherwise all interest, principal or other sums now or hereafter payable upon or on account of the Collateral; (f)to enter into any extension, reorganization, deposit, merger or consolidation agreement, or any other agreement relating to or affecting the Collateral, and in connection therewith, Secured Party may deposit or surrender control of the Collateral and/or accept other property in exchange for the Collateral; (g) to settle, compromise or release, on terms acceptable to Secured Party, in whole or in part, any amounts owing on the Collateral; (h) to extend the time of payment, make allowances and adjustments and issue credits in connection with the Collateral in the name of Secured Party or in the name of Grantor; (i) to enforce payment and prosecute any action or proceeding with respect to any or all of the Collateral and take or bring, in the name of Secured Party or in the name of Grantor, steps, actions, suits or proceedings deemed by Secured Party necessary or desirable to effect collection of or to realize upon the Collateral, including any judicial or nonjudicial foreclosure thereof or thereon, and Grantor specifically consents to any nonjudicial foreclosure of any or all of the Collateral or any other action taken by Secured Party which may release any obligor from personal liability on any of the Collateral, and Grantor waives any right not expressly provided for in this Agreement to receive notice of any public or private judicial or nonjudicial sale or foreclosure of any security or any of the Collateral; and any money or other property received by Secured Party in exchange for or on account of the Collateral, whether representing collections or proceeds of Collateral, and whether resulting from voluntary payments or foreclosure proceedings or other legal action taken by Secured Party or Grantor shall be applied by Secured Party without notice to Grantor to the Obligation(s) in the order and manner as is provided for in the Loan Agreement or, if no such provision is applicable, in such order and manner as Secured Party in its sole discretion shall determine; (j) to insure, process and preserve the Collateral; (k) to exercise all rights under any of the Loan Documents; (l) to remove from any premises where the same may be located, the Collateral and any and all documents, instruments, files and records, and any receptacles and cabinets containing the same, relating to the Collateral, and Secured Party may, at the cost and expense of Grantor, use such of its supplies and space at its places of business as may be necessary to properly administer and control the portion of the Collateral owned by it or the handling of collections and realizations thereon; (m)to receive, open and dispose of all mail addressed to Grantor and notify postal authorities to change the address for delivery thereof to such address as Secured Party may designate; provided that Secured Party agrees that it will promptly deliver over to Grantor such opened mail as does not relate to the Collateral; and (n)to exercise all other rights, powers and remedies of an owner of the Collateral; all at Secured Party's sole option and as Secured Party in its sole discretion may deem advisable.
 Grantor will, at Secured Party's request, assemble all Collateral and make it available to Secured Party at places which Secured Party may designate, whether at the premises of Grantor or elsewhere, and will make available to Secured Party all premises and facilities of Grantor for the purpose of Secured Party's taking possession of the Collateral or removing or putting the Collateral in salable form.

9.2 Possession by Secured Party. Upon the occurrence of an Event of Default, Secured Party also shall have the right, without notice or demand, either in person, by agent or by a receiver to be appointed by a court (and Grantor hereby expressly consents to the appointment of such a receiver), and without regard to the adequacy of any security for the Obligations, to take possession of the Collateral or any part thereof and to collect and receive the rents, issues, profits, income and proceeds thereof. Taking possession of the Collateral shall not cure or waive any Event of Default or notice thereof or invalidate any act done pursuant to such notice. The rights, remedies and powers of any receiver appointed by a court shall be as ordered by said court.

9.3 Sale of Collateral. Any public or private sale or other disposition of the Collateral may be held at any office of Secured Party, or at Grantor's places of business, or at any other place permitted by applicable law, and without the necessity of the Collateral's being within the view of prospective purchasers. Secured Party may direct the order and manner of sale of the Collateral, or portions thereof, as it in its sole and absolute discretion may determine. Secured Party or any Person on Secured Party's behalf may bid and purchase at any such sale or other disposition.

9.4 Notice of Sale. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Secured Party will send or otherwise make available to Grantor reasonable notice of the time and place of any public sale thereof or of the time on or after which any private sale or other disposition thereof is to be made. The requirement of sending reasonable notice conclusively shall be met if such notice is mailed, first class mail, postage prepaid, to Grantor at its address set forth in the Loan Agreement at least five (5) days before the time of the sale or disposition. Grantor expressly waives any right to receive notice of any public or private sale of any Collateral or other security for the Obligation(s) except as expressly provided for in the preceding sentence.

9.5 Title of Purchasers. Upon consummation of any sale of Collateral hereunder, Secured Party shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold.
Each such purchaser at any such sale shall hold the Collateral so sold absolutely free from any claim or right upon the part of Grantor or any other person claiming through Grantor, and Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. If the sale of all or any part of the Collateral is made on credit or for future delivery, Secured Party shall not be required to apply any portion of the sale price to the Obligations until such amount is actually received by Secured Party, and any Collateral so sold may be retained by Secured Party until the sale price is paid in full by the purchaser or purchasers thereof. Secured Party shall not incur any liability in case any such purchaser or purchasers shall fail to pay for the Collateral so sold, and, in case of any such failure, the Collateral may be sold again.

10. Secured Party Appointed Attorney-in-Fact. Grantor hereby irrevocably nominates and appoints Secured Party as its attorney-in-fact for the following purposes: (a) to do all acts and things which Secured Party may deem necessary or advisable to perfect and continue perfected the security interests created by this Agreement and, upon the occurrence of an Event of Default, to preserve, process, develop, maintain and protect the Collateral; (b) to prepare, sign, file and/or record, for Grantor in the name of Grantor, any financing statement, application for registration, and like papers and to take any other action deemed by Secured Party necessary or desirable in order to perfect the security interests granted hereby;
(c) to execute any and all papers and instruments and do all other things necessary or desirable to preserve and protect the Collateral and to protect Secured Party's security interests therein; and (d) upon the occurrence of an Event of Default, to do any and every act which Grantor is obligated to do under this Agreement, at the expense of Grantor; provided, however, that Secured Party shall be under no obligation whatsoever to take any of the foregoing actions, and absent bad faith or actual malice, Secured Party shall have no liability or responsibility for any act or omission taken with respect thereto.

11. Costs and Expenses. Grantor agrees to pay to Secured Party all reasonable costs and expenses (including without limitation reasonable attorneys' fees and disbursements, including the allocated costs of in-house counsel) incurred by Secured Party in the enforcement of this Agreement with regard to the Collateral owned by it, whether or not an action is filed in connection therewith, and in connection with any waiver or amendment of any term or provision hereof. All advances, charges, costs and expenses, including reasonable attorneys' fees, incurred or paid by Secured Party in exercising any right, power or remedy conferred by this Agreement (including without limitation the right to perform any Obligation of Grantor under the Loan Documents), or in the enforcement thereof, shall be secured hereby and shall become a part of the Obligations and shall be paid to Secured Party by Grantor, immediately upon demand, together with interest thereon at the rate(s) provided for under the Loan Agreement.

12. Statute of Limitations and Other Laws. Until the Obligations shall have been paid and performed in full, the power of sale and all other rights, powers and remedies granted to Secured Party hereunder shall continue to exist and may be exercised by Secured Party at any time and from time to time irrespective of the fact that any of the Obligations may have become barred by any statute of limitations. Grantor expressly waives the benefit of any and all statutes of limitation, laws providing for exemption of property from execution or for valuation and appraisal upon foreclosure to the maximum extent permitted by applicable law.

13. Other Agreements. Nothing herein shall in any way modify or limit the effect of terms or conditions set forth in any other security or other agreement executed by Grantor or in connection with the Obligations, but each and every term and condition hereof shall be in addition thereto.

14. Liens on Real Property. In the event that all or any part of the Obligations at any time are secured by any one or more deeds of trust or mortgages or other instruments creating or granting liens on any interest in real property, Grantor authorizes Secured Party, upon the occurrence of any Event of Default, at the sole option of Secured Party, without notice or demand and without affecting any Obligations of Grantor, the enforceability of this Agreement, or the validity or enforceability of any liens of Secured Party on any Collateral, to foreclose any or all of such deeds of trust or mortgages or other instruments by judicial or nonjudicial sale. Grantor expressly waives any defenses to the enforcement of this Agreement or any liens created or granted hereby or to the recovery by Secured Party against any guarantor or any other Person liable therefor of any deficiency after a judicial or nonjudicial foreclosure or sale.
Grantor expressly waives any defenses or benefits that may be derived from California Code of Civil Procedure Sections 580a, 580b, 580d or 726, or comparable provisions of the laws of any other jurisdiction, and all other suretyship defenses it otherwise might or would have under California law or other applicable law.

15. Understandings With Respect to Waivers and Consents. Grantor warrants and agrees that each of the waivers and consents set forth herein are made with full knowledge of their significance and consequences, with the understanding that events giving rise to any defense or right waived may diminish, destroy or otherwise adversely affect rights which Grantor otherwise may have against Secured Party or others, or against any Collateral. If any of the waivers or consents herein are determined to be unenforceable under applicable law, such waivers and consents shall be effective to the maximum extent permitted by law.

16. Governing Law. This Agreement shall be governed and construed in accordance with the Laws of the State of California.

17.     Agreements Regarding Indebtedness of Third Party Borrowers.

17.1 Warranties. Grantor acknowledges that this Agreement secures (or may secure) in whole or in part the indebtedness of one or more persons (as used herein, the term "person" includes an individual, trust, corporation, partnership, association or any other type of entity) other than Grantor (herein referred to as "Third Party Borrowers"). Grantor warrants that
(a) this Agreement is executed at the request of such Third Party Borrowers; (b) this Agreement complies with any agreements between Grantor and such Third Party Borrowers regarding Grantor's execution hereof;
(c) Secured Party has made no representation to Grantor as to the creditworthiness of such Third Party Borrowers; and (d) Grantor has established adequate means of obtaining from such Third Party Borrowers on a continuing basis financial and other information pertaining to the financial condition of such Third Party Borrowers. Grantor agrees to keep adequately informed from such means of any facts, events or circumstances which might in any way affect Grantor's risks hereunder, and Grantor further agrees that Secured Party shall have no obligation to disclose to Grantor information or material acquired in the course of Secured Party's relationship with such Third Party Borrowers.

17.2     Waivers.

(a) Grantor waives any right to require Secured Party to (i) proceed against any person, including any of the Third Party Borrowers or any guarantor; (ii) proceed against or exhaust (either in any particular order or manner or at all) any collateral or guaranty held from any of the Third Party Borrowers or any other person; (iii) give notice of the terms, time and place of any public or private sale of personal property security held from any of the Third Party Borrowers or any other person or comply with any other provision of Section 9504 of the California Uniform Commercial Code; (iv) pursue any other remedy in Secured Party's power; or (v) make any presentment, demand for performance, or give any notice of nonperformance, protest, notice of protest or notice of dishonor in connection with any obligation or evidence of indebtedness held by Secured Party as security, in connection with any obligation or evidence of indebtedness which constitutes in whole or in part the indebtedness, or in connection with the creation of new or additional obligations.

(b) Grantor waives any defenses arising by reason of (i) any disability or other defense of any of the Third Party Borrowers or any other person;
(ii) the cessation from any cause whatsoever of the obligations of any of the Third Party Borrowers or any other person; (iii) the application by any of the Third Party Borrowers of the proceeds of any of the indebtedness for purposes other than the purposes represented by such Third Party Borrowers to Secured Party or intended or understood by Secured Party or Grantor; (iv) any act or omission by Secured Party which directly or indirectly results in or aids the discharge or release of any of the Third Party Borrowers, any other person, any of the indebtedness, or any collateral by operation of law or equity or otherwise; or (v) any modification of the indebtedness in any form whatsoever, including without limitation the renewal, extension, acceleration or other change in time for payment of such obligations, increase or decrease of the rate of interest thereon, or other change in the terms of the indebtedness or any part thereof.

(c) Grantor waives all rights which Grantor may have under any requirement of law or equity that Secured Party exhaust any other security for the indebtedness before proceeding under this Agreement.

(d) Grantor acknowledges that all or a portion of the present and future indebtedness of Third Party Borrowers to Secured Party is or may be secured by one or more deed(s) of trust covering certain interests in real property. Grantor authorizes Secured Party, at its sole option, without notice or demand and without affecting the liability of Grantor under this Agreement, to foreclose any or all of the deed(s) of trust and the interests in real property secured thereby by nonjudicial sale, or to execute any other right or remedy with respect to the deed(s) of trust or the property covered thereby. No such action by Secured Party shall release or limit the liability of Grantor hereunder, even if the effect of that action is to deprive Grantor of the right to reimbursement from the Third Party Borrowers for any sums paid by Grantor to Secured Party with respect to the indebtedness. Grantor specifically agrees that Grantor shall not be released from liability hereunder by any action taken by Secured Party, including without limitation a nonjudicial sale under any deed of trust, that would afford Third Party Borrowers a defense based on any anti-deficiency laws of any state. Grantor expressly waives (i) any defense to the recovery of a deficiency against Grantor after such a nonjudicial sale, notwithstanding that such sale may result in a loss by Grantor of the right to recover from Third Party Borrowers any of such deficiency, (ii) any defense or benefits that may be derived from California Code of Civil Procedure Sections 580a, 580d or 726, or analogous laws of any other state (if any) and (iii) all suretyship defenses that it
would otherwise have under the laws of any state.   Without limiting the
foregoing, Grantor understands that, in the absence of the foregoing waivers and releases, Grantor might have a defense against an action by Secured Party to recover a deficiency from Grantor under this Agreement following a nonjudicial foreclosure sale under any deed(s) of trust securing any indebtedness of Borrower to Secured Party guaranteed hereby, and Grantor is specifically waiving this defense and all other defenses which Grantor might otherwise have to the recovery by Secured Party against Grantor. Grantor waives any right to receive notice of any judicial or nonjudicial sale or foreclosure of any real property subject to any deed of trust securing the indebtedness, and Grantor's failure to receive any such notice shall not impair or affect Grantor's liability hereunder.

(e) Grantor shall have no right of subrogation, and Grantor further waives any right to enforce any remedy which Grantor now has or later may have against any of the Third Party Borrowers or any other person, and waives any benefit of, and any right to participate in, any security now or later held by Secured Party.

17.3 Understandings with Respect To Waivers. Grantor warrants and agrees that each of the waivers set forth above are made with Grantor's full knowledge of their significance and consequences, with the understanding that events giving rise to any defense waived may diminish, destroy or otherwise adversely affect rights which Grantor otherwise may have against any of the Third Party Borrowers, Secured Party or others, or against collateral, and that, under the circumstances, the waivers are reasonable and not contrary to public policy or law. If any of the waivers are determined to be contrary to any applicable law or public policy, such waivers shall be effective to the maximum extent permitted by law.

17.4 Waiver of Authentication of Validity of Acts of Corporation or Partnership. It is not necessary for Secured Party to inquire into the power of any of the Third Party Borrowers or any agents acting or purporting to act on their behalf, and all obligations made, created or accepted in reliance upon the professed exercise of such power shall be secured hereby.

IN WITNESS WHEREOF, Grantor has executed this Agreement by its duly authorized officers as of the date first written above.

"Grantor":

UNIDYNE CORPORATION, a Virginia corporation


By     /s/____________________________

       _Eric DeMarco, Sr. V.P. & CFO__
       [Printed Name and Title]


Acknowledged:

THE SUMITOMO BANK OF CALIFORNIA,
a California banking corporation,
as Agent for itself and Imperial Bank


By     /s/____________________________
       Sajeda Simjee, Vice President

     EXHIBIT A

     (Attach UCC - Search)




                        SECURITY AGREEMENT
                          (Eldyne, Inc.)


This SECURITY AGREEMENT ("Agreement"), dated as of May 15, 1997, is made by ELDYNE, INC., a California corporation ("Grantor"), in favor of THE SUMITOMO BANK OF CALIFORNIA, as Agent for itself and IMPERIAL BANK pursuant to the Loan Agreement described below ("Secured Party"), with reference to the following facts:

     RECITALS

A. Pursuant to that certain Amended and Restated Commercial Loan Agreement of even date herewith by and between The Titan Corporation ("Borrower"), as borrower, and The Sumitomo Bank of California (on behalf of itself and as agent) and Imperial Bank, as lenders ("Lenders") (and as such agreement may from time to time be further supplemented, modified, amended, renewed, extended or supplanted, the "Loan Agreement"), Lenders have agreed to extend certain credit facilities to Borrower.

B. The Loan Agreement provides, as a condition precedent to Lenders' obligation to extend additional credit facilities to Borrower, that Grantor shall grant to Secured Party a security interest in certain of its assets under the terms and conditions set forth in this Agreement.

     AGREEMENT

NOW, THEREFORE, in order to induce Lenders to continue to extend credit facilities to Borrower under the Loan Agreement, and for other good and valuable consideration, the receipt and adequacy of which hereby are acknowledged, Grantor hereby represents, warrants, covenants, agrees, assigns and grants as follows:

1. Definitions. This Agreement is one of the Security Agreements referred to in the Loan Agreement and is one of the loan documents referred to therein. Terms defined in the Loan Agreement and not otherwise defined in this Agreement shall have the meanings given those terms in the Loan Agreement. Terms defined in the California Commercial Code and not otherwise defined in the Agreement or in the Loan Agreement shall have the meanings defined for those terms in the California Commercial Code. The following terms shall have the meanings respectively set forth after each:
"Agreement" means this Security Agreement and any extensions, modifications, renewals, restatements, supplements or amendments hereof.

"Collateral" means all present and future right, title and interest of Grantor in or to any property or assets whatsoever, and all rights and powers of Grantor to transfer any interest in or to any property or assets whatsoever, including, without limitation, any and all of the following property:

(1) All present and future accounts, accounts receivable, agreements, contracts, leases, contract rights, rights to payment, instruments, documents, chattel paper, security agreements, guaranties, undertakings, surety bonds, insurance policies, notes and drafts, and all forms of obligations owing to Grantor or in which Grantor may have any interest, however created or arising;

(2) All present and future general intangibles, all tax refunds of every kind and nature to which Grantor now or hereafter may become entitled, however arising, all other refunds, and all deposits, goodwill, choses in action, trade secrets, computer programs, software, customer lists, trademarks, trade names, patents, licenses, copyrights, technology, processes, proprietary information, franchises and insurance proceeds;

(3) All present and future deposit accounts of Grantor, including, without limitation, any demand, time, savings, passbook or like account maintained by Grantor with any bank, savings and loan association, credit union or like organization, and all money, cash and cash equivalents of Grantor, whether or not deposited in any such deposit account;

(4) All present and future books and records, including, without limitation, books of account and ledgers of every kind and nature, all electronically recorded data relating to Grantor or the business thereof, all receptacles and containers for such records, and all files and correspondence;

(5) All present and future goods, including, without limitation, all consumer goods, farm products, inventory, equipment, machinery, tools, molds, dies, furniture, furnishings, fixtures, trade fixtures, motor vehicles and all other goods used in connection with or in the conduct of Grantor's business, including without limitation, all goods as defined in
Section 9109(2) of the California Commercial Code;
(6) All present and future inventory and merchandise, including, without limitation, all present and future goods held for sale or lease or to be furnished under a contract of service, all raw materials, work in process and finished goods, all packing materials, supplies and containers relating to or used in connection with any of the foregoing, and all bills of lading, warehouse receipts or documents of title relating to any of the foregoing;

(7) All presently existing and filed, or hereafter acquired patents and pending patent applications and United States and international registrations thereof, the right to sue for past, present, and future infringements, all rights corresponding thereto throughout the world, and all reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof and all improvements thereon and inventions relating thereto and all proceeds of the foregoing, including but not limited to, proceeds of licensing; (b) all applications, registrations, and recordings relating to the foregoing in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof, or any political subdivision thereof, or in any other countries, and all reissues, extensions, and renewals thereof;

(8) All present and future accessions, appurtenances, components, repairs, repair parts, spare parts, replacements, substitutions, additions, issue and/or improvements to or of or with respect to any of the foregoing;

(9)     All other tangible and intangible property of Grantor;

(10) All rights, remedies, powers and/or privileges of Grantor with respect to any of the foregoing; and

(11) Any and all proceeds and products of any of the foregoing, including, without limitation, all money, accounts, general intangibles, deposit accounts, documents, instruments, chattel paper, goods, insurance proceeds, and any other tangible or intangible property received upon the sale or disposition of any of the foregoing.

"Loan Documents" means collectively, the Loan Agreement, the Notes, this Agreement, and any other certificates, documents or agreements of any type or nature heretofore or hereafter executed and delivered by Borrower (or by Grantor or other subsidiaries or affiliates of Borrower) to Secured Party in any way relating to or in furtherance of the Loan Agreement, in each case either as originally executed or as the same may from time to time be supplemented, modified, amended, restated, extended or supplanted.

"Notes" means, collectively, the "Revolving Line Notes" described in the Loan Agreement.

"Person" means and includes any natural person, corporation, firm, association, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

2. Security Agreement. For valuable consideration, Grantor hereby grants and assigns to Secured Party a security interest in all of the Collateral now or hereafter owned by Grantor as security for the timely payment and performance of the obligations of Borrower under the Loan Agreement and other Loan Documents, including but not limited to the Notes (collectively, the "Obligations"). This Agreement is a continuing agreement and all the rights, powers and remedies hereunder shall apply to any and all Obligations, including those arising under successive transactions which shall either continue the Obligations, increase or decrease them, or from time to time create new Obligations after all or any prior Obligations have been satisfied, and notwithstanding the bankruptcy of Grantor or any other party to the Loan Agreement and related documents or any other event or proceeding affecting any of the aforementioned persons.

3. Further Assurances. At any time and from time to time at the request of Secured Party, Grantor shall execute and deliver to Secured Party all such financing statements and other instruments and documents in form and substance reasonably satisfactory to Secured Party, as shall be necessary or reasonably desirable to fully perfect, when filed and/or recorded, Secured Party's security interest granted pursuant to Section 2 of this Agreement. At any time and from time to time, Secured Party shall be entitled to file and/or record any or all such financing statements, instruments and documents held by it, and any or all such further financing statements, documents and instruments, and to take all such other actions, as Secured Party may deem appropriate to perfect and to maintain perfected the security interest granted in Section 2 of this Agreement. Before and after the occurrence of any Event of Default, at Secured Party's request, Grantor shall execute all such further financing statements, instruments and documents, and shall do all such further acts and things, as may be deemed necessary or reasonably desirable by Secured Party to create and perfect, and to continue and preserve, the security interest in the Collateral in favor of Secured Party, or the priority thereof. With respect to any Collateral consisting of instruments, documents, certificates of title or the like, as to which Secured Party's security interest is required to be perfected by, or the priority thereof is required to be assured by, possession of or notation on the certificate of title pertaining to such Collateral, Grantor will upon demand of Secured Party deliver possession of same in pledge to Secured Party, or note the lien on such certificate of title in favor of Secured Party for the benefit of Secured Party.

4. Grantor's Representations, Warranties and Agreements. Except as otherwise disclosed to Secured Party in the UCC search attached hereto as Exhibit A, Grantor represents, warrants and agrees that: (a) the security interests granted in Section 2 of this Agreement are first priority security interests in the Collateral indefeasible by any third party;
(b) except for financing statements in favor of Secured Party and as otherwise disclosed to Secured Party in writing, no financing statement covering any of the Collateral or the proceeds thereof is on file in any public office or held by any person; (c) Grantor has and will continue to have, except for security interests granted pursuant to the Loan Agreement and related documents in favor of Secured Party and except for such other liens as are permitted pursuant to the Loan Agreement, full title to the Collateral, free from any lien, security interest, encumbrance or claim, and full power and authority to grant to Secured Party the security interest in the Collateral as provided herein subject to the Permitted Encumbrances, and will, at its sole cost and expense, defend any action which might materially affect the Collateral or Secured Party's security interest in the Collateral; (d) Grantor will pay, prior to delinquency, all taxes, charges, liens and assessments against the Collateral, unless such taxes, charges, liens or assessments are not yet required to be paid, and upon its failure to pay or so contest such taxes, charges, liens and assessments, Secured Party at its option may pay any of them, and Secured Party shall be the sole judge of the legality or validity thereof and the amount necessary to discharge the same; (e) the Collateral will not be used for any unlawful purpose or in violation of any law, regulation or ordinance, nor used in any way that will void or impair any insurance required to be carried in connection therewith; (f) Grantor will, to the extent consistent with good business practice, keep the Collateral in reasonably good repair, working order and condition, and from time to time make all needful and proper repairs, renewals, replacements, additions and improvements thereto and, as appropriate and applicable, will otherwise deal with such portion of the Collateral in all such ways as are considered good practice by owners of like property; (g) Grantor will take all reasonable steps to preserve and protect the Collateral; (h) Grantor will maintain, with responsible insurance companies, insurance covering the Collateral against such insurable losses as is required by the Loan Agreement and will cause Secured Party to be designated as loss payee with respect to such insurance, will obtain the written agreement of the insurers that such insurance shall not be cancelled without at least ten
(10) days prior written notice to Secured Party, and will furnish copies of such insurance policies or certificates to Secured Party promptly upon request therefor; (i) Grantor will promptly notify Secured Party in writing in the event of any substantial or material damage to the Collateral from any source whatsoever, and, except for the disposition of collections and other proceeds of the Collateral permitted by Section 6 hereof, Grantor will not remove or permit to be removed any part of the Collateral from its places of business without the prior written consent of Secured Party, except for such items of the Collateral as are removed in the ordinary course of business or in connection with any transaction or disposition otherwise permitted by the Loan Agreement; and (j) Grantor will not move its principal place of business without giving at least ten (10) days' notice to Secured Party.

5. Secured Party's Rights Regarding Collateral. At any time (whether or not an Event of Default has occurred, except as provided in clause (b) below), without notice or demand and at the expense of Grantor (if an Event of Default has occurred), Secured Party may, to the extent it may be necessary or desirable to protect the security hereunder, but Secured Party shall not be obligated to: (a) enter upon any premises on which Collateral is situated and examine the same (other than areas subject to government security restrictions) or (b) after an Event of Default has occurred and is continuing, perform any obligation of Grantor under this Agreement or any obligation of any other party under the Loan Documents. At any time and from time to time (except as provided in clause (iii) below), at the expense of Grantor (if an Event of Default has occurred), Secured Party may to the extent it may be necessary or desirable to protect the security hereunder, but Secured Party shall not be obligated to: (i) notify obligors on the Collateral that the Collateral has been assigned to Secured Party; (ii) at any time and from time to time request from obligors on the Collateral, in the name of Grantor or in the name of Secured Party, information concerning the Collateral and the amounts owing thereon; and
(iii) after an Event of Default has occurred and is continuing, cause the Collateral to be registered in the name of Secured Party, as legal owner. Grantor shall maintain books and records pertaining to the Collateral in such detail, form and scope as Secured Party shall reasonably require consistent with Secured Party's interests hereunder. Grantor will at any time at Secured Party's request mark the Collateral and/or Grantor's ledger cards, books of account, and other records relating to the Collateral with appropriate notations satisfactory to Secured Party disclosing that they are subject to Secured Party's security interests. Secured Party shall at all times on notice have full access to and the right to audit any and all of Grantor's books and records pertaining to the Collateral, and to confirm and verify the value of the Collateral and to do whatever else Secured Party may deem necessary or desirable to protect its interests. Secured Party shall be under no duty or obligation whatsoever to take any action to preserve any rights of or against any prior or other parties in connection with the Collateral, or make or give any presentments, demands for performance, notices of non-performance, protests, notices of protests, notices of dishonor, or notices of any other nature whatsoever in connection with the Collateral or the Obligations. Secured Party shall be under no duty or obligation whatsoever to take any action to protect or preserve the Collateral or any rights of Grantor therein, or to make collections or enforce payment thereon, or to participate in any foreclosure or other proceeding in connection therewith.

6. Collections on the Collateral. Grantor shall have the right to use and to continue to make collections on and receive other proceeds of all of the Collateral in the ordinary course of business so long as no Event of Default shall have occurred and be continuing. Upon the occurrence and during the continuance of an Event of Default, at the option of Secured Party, Grantor's right to make collections on and receive proceeds of the Collateral and to use or dispose of such collections and proceeds shall terminate, and any and all proceeds and collections, including all partial or total prepayments, then held or thereafter received on or on account of the Collateral will be held or received by Grantor in trust for Secured Party and immediately delivered to same. Any remittance received by Grantor from customers shall be presumed to relate to the Collateral and to be subject to the Secured Party's security interests. Upon the occurrence of an Event of Default, Secured Party shall have the right at all times to receive, receipt for, endorse, assign, deposit and deliver, in the name of Secured Party or in the name of Grantor, any and all checks, notes, drafts and other instruments for the payment of money constituting proceeds of or otherwise relating to the Collateral; and Grantor hereby authorizes Secured Party to affix, by facsimile signature or otherwise, the general or special endorsement of it, in such manner as Secured Party shall deem advisable, to any such instrument in the event the same has been delivered to or obtained by Secured Party without appropriate endorsement, and Secured Party and any collecting bank are hereby authorized to consider such endorsement to be a sufficient, valid and effective endorsement by Grantor, to the same extent as though it were manually executed by the duly authorized officer of Grantor, regardless of by whom or under what circumstances or by what authority such facsimile signature or other endorsement actually is affixed, without duty of inquiry or responsibility as to such matters, and Grantor hereby expressly waives demand, presentment, protest and notice of protest or dishonor and all other notices of every kind and nature with respect to any such instrument.

7. Possession of Collateral by Secured Party. All the Collateral now, heretofore or hereafter delivered to Secured Party shall be held by Secured Party in its possession, custody and control. Any or all of the Collateral consisting of money delivered to Secured Party shall be held in an interest bearing account, and prior to an Event of Default, interest thereon shall accrue to Grantor; however, Grantor shall not be entitled to any other compensation thereon or by reason of Secured Party's possession and/or use thereof. Upon the occurrence of an Event of Default, whenever any of the Collateral is in Secured Party's possession, Secured Party may use, operate and consume the Collateral, whether for the purpose of preserving and/or protecting the Collateral, or for the purpose of performing any of Grantor's obligations with respect thereto, or otherwise. Secured Party may at any time deliver or redeliver the Collateral or any part thereof to Grantor, and the receipt of any of the same by Grantor shall be complete and full acquittance for the Collateral so delivered, and Secured Party thereafter shall be discharged from any liability or responsibility therefor. So long as Secured Party exercises reasonable care with respect to any Collateral in its possession, custody or control, Secured Party shall have no liability for any loss of or damage to such Collateral, and in no event shall Secured Party have liability for any diminution in value of Collateral occasioned by economic or market conditions or events. Secured Party shall be deemed to have exercised reasonable care within the meaning of the preceding sentence if the Collateral in the possession, custody or control of Secured Party is accorded treatment substantially equal to that which Secured Party accords its own similar property, it being understood that Secured Party shall not have any responsibility for taking any necessary steps to preserve rights against any Person with respect to any Collateral.

8. Events of Default. Any one of the following events shall constitute an Event of Default hereunder:

(a) any default under the Loan Agreement or any other Loan Document shall have occurred and be continuing;

(b) any failure by Grantor to observe or perform any covenant or agreement contained in this Assignment for more than ten (10) calendar days after receipt from Secured Party of notice of such default; or

(c) any representation or warranty made by Grantor in this Assignment shall prove to have been false or incorrect in any material respect when made.

          9.     Remedies.

9.1 Rights Upon Event of Default. Upon the occurrence and during the continuance of an Event of Default, Secured Party shall have in any jurisdiction where enforcement hereof is sought, in addition to all other rights and remedies which Secured Party may have under applicable law or in equity or under this Agreement (including, without limitation, all rights set forth in Section 6 hereof) or under any other Loan Document, all of its rights and remedies as a secured party under the Uniform Commercial Code as enacted in any jurisdiction, and in addition the following rights and remedies, all of which may be exercised to the maximum extent permitted by law with or without further notice to Grantor and without affecting the liability of Grantor hereunder or the enforceability of the security interests created hereby: (a) to foreclose the liens and security interests created hereunder or under any other agreement relating to any Collateral by any available judicial procedure or without judicial process;
(b) to enter any premises where any Collateral may be located for the purpose of taking possession of or removing the same; (c) to sell, assign, lease or otherwise dispose of any Collateral or any part thereof, either at public or private sale or at any broker's board, in lot or in bulk, for cash, on credit or otherwise, with or without representations or warranties and upon such terms as shall be acceptable to Secured Party; (d) to notify obligors on the Collateral that the Collateral has been assigned to Secured Party and that all payments thereon are to be made directly and exclusively to Secured Party; (e) to collect by legal proceedings or otherwise all interest, principal or other sums now or hereafter payable upon or on account of the Collateral; (f) to enter into any extension, reorganization, deposit, merger or consolidation agreement, or any other agreement relating to or affecting the Collateral, and in connection therewith, Secured Party may deposit or surrender control of the Collateral and/or accept other property in exchange for the Collateral; (g) to settle, compromise or release, on terms acceptable to Secured Party, in whole or in part, any amounts owing on the Collateral; (h) to extend the time of payment, make allowances and adjustments and issue credits in connection with the Collateral in the name of Secured Party or in the name of Grantor; (i) to enforce payment and prosecute any action or proceeding with respect to any or all of the Collateral and take or bring, in the name of Secured Party or in the name of Grantor, steps, actions, suits or proceedings deemed by Secured Party necessary or desirable to effect collection of or to realize upon the Collateral, including any judicial or nonjudicial foreclosure thereof or thereon, and Grantor specifically consents to any nonjudicial foreclosure of any or all of the Collateral or any other action taken by Secured Party which may release any obligor from personal liability on any of the Collateral, and Grantor waives any right not expressly provided for in this Agreement to receive notice of any public or private judicial or nonjudicial sale or foreclosure of any security or any of the Collateral; and any money or other property received by Secured Party in exchange for or on account of the Collateral, whether representing collections or proceeds of Collateral, and whether resulting from voluntary payments or foreclosure proceedings or other legal action taken by Secured Party or Grantor shall be applied by Secured Party without notice to Grantor to the Obligation(s) in the order and manner as is provided for in the Loan Agreement or, if no such provision is applicable, in such order and manner as Secured Party in its sole discretion shall determine; (j) to insure, process and preserve the Collateral; (k) to exercise all rights under any of the Loan Documents; (l) to remove from any premises where the same may be located, the Collateral and any and all documents, instruments, files and records, and any receptacles and cabinets containing the same, relating to the Collateral, and Secured Party may, at the cost and expense of Grantor, use such of its supplies and space at its places of business as may be necessary to properly administer and control the portion of the Collateral owned by it or the handling of collections and realizations thereon; (m) to receive, open and dispose of all mail addressed to Grantor and notify postal authorities to change the address for delivery thereof to such address as Secured Party may designate; provided that Secured Party agrees that it will promptly deliver over to Grantor such opened mail as does not relate to the Collateral; and (n) to exercise all other rights, powers and remedies of an owner of the Collateral; all at Secured Party's sole option and as Secured Party in its sole discretion may deem advisable.
 Grantor will, at Secured Party's request, assemble all Collateral and make it available to Secured Party at places which Secured Party may designate, whether at the premises of Grantor or elsewhere, and will make available to Secured Party all premises and facilities of Grantor for the purpose of Secured Party's taking possession of the Collateral or removing or putting the Collateral in salable form.

9.2 Possession by Secured Party. Upon the occurrence of an Event of Default, Secured Party also shall have the right, without notice or demand, either in person, by agent or by a receiver to be appointed by a court (and Grantor hereby expressly consents to the appointment of such a receiver), and without regard to the adequacy of any security for the Obligations, to take possession of the Collateral or any part thereof and to collect and receive the rents, issues, profits, income and proceeds thereof. Taking possession of the Collateral shall not cure or waive any Event of Default or notice thereof or invalidate any act done pursuant to such notice. The rights, remedies and powers of any receiver appointed by a court shall be as ordered by said court.

9.3 Sale of Collateral. Any public or private sale or other disposition of the Collateral may be held at any office of Secured Party, or at Grantor's places of business, or at any other place permitted by applicable law, and without the necessity of the Collateral's being within the view of prospective purchasers. Secured Party may direct the order and manner of sale of the Collateral, or portions thereof, as it in its sole and absolute discretion may determine. Secured Party or any Person on Secured Party's behalf may bid and purchase at any such sale or other disposition.

9.4 Notice of Sale. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Secured Party will send or otherwise make available to Grantor reasonable notice of the time and place of any public sale thereof or of the time on or after which any private sale or other disposition thereof is to be made. The requirement of sending reasonable notice conclusively shall be met if such notice is mailed, first class mail, postage prepaid, to Grantor at its address set forth in the Loan Agreement at least five (5) days before the time of the sale or disposition. Grantor expressly waives any right to receive notice of any public or private sale of any Collateral or other security for the Obligation(s) except as expressly provided for in the preceding sentence.

9.5 Title of Purchasers. Upon consummation of any sale of Collateral hereunder, Secured Party shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold.
Each such purchaser at any such sale shall hold the Collateral so sold absolutely free from any claim or right upon the part of Grantor or any other person claiming through Grantor, and Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. If the sale of all or any part of the Collateral is made on credit or for future delivery, Secured Party shall not be required to apply any portion of the sale price to the Obligations until such amount is actually received by Secured Party, and any Collateral so sold may be retained by Secured Party until the sale price is paid in full by the purchaser or purchasers thereof. Secured Party shall not incur any liability in case any such purchaser or purchasers shall fail to pay for the Collateral so sold, and, in case of any such failure, the Collateral may be sold again.

10. Secured Party Appointed Attorney-in-Fact. Grantor hereby irrevocably nominates and appoints Secured Party as its attorney-in-fact for the following purposes: (a) to do all acts and things which Secured Party may deem necessary or advisable to perfect and continue perfected the security interests created by this Agreement and, upon the occurrence of an Event of Default, to preserve, process, develop, maintain and protect the Collateral; (b) to prepare, sign, file and/or record, for Grantor in the name of Grantor, any financing statement, application for registration, and like papers and to take any other action deemed by Secured Party necessary or desirable in order to perfect the security interests granted hereby;
(c) to execute any and all papers and instruments and do all other things necessary or desirable to preserve and protect the Collateral and to protect Secured Party's security interests therein; and (d) upon the occurrence of an Event of Default, to do any and every act which Grantor is obligated to do under this Agreement, at the expense of Grantor; provided, however, that Secured Party shall be under no obligation whatsoever to take any of the foregoing actions, and absent bad faith or actual malice, Secured Party shall have no liability or responsibility for any act or omission taken with respect thereto.

11. Costs and Expenses. Grantor agrees to pay to Secured Party all reasonable costs and expenses (including without limitation reasonable attorneys' fees and disbursements, including the allocated costs of in-house counsel) incurred by Secured Party in the enforcement of this Agreement with regard to the Collateral owned by it, whether or not an action is filed in connection therewith, and in connection with any waiver or amendment of any term or provision hereof. All advances, charges, costs and expenses, including reasonable attorneys' fees, incurred or paid by Secured Party in exercising any right, power or remedy conferred by this Agreement (including without limitation the right to perform any Obligation of Grantor under the Loan Documents), or in the enforcement thereof, shall be secured hereby and shall become a part of the Obligations and shall be paid to Secured Party by Grantor, immediately upon demand, together with interest thereon at the rate(s) provided for under the Loan Agreement.

12. Statute of Limitations and Other Laws. Until the Obligations shall have been paid and performed in full, the power of sale and all other rights, powers and remedies granted to Secured Party hereunder shall continue to exist and may be exercised by Secured Party at any time and from time to time irrespective of the fact that any of the Obligations may have become barred by any statute of limitations. Grantor expressly waives the benefit of any and all statutes of limitation, laws providing for exemption of property from execution or for valuation and appraisal upon foreclosure to the maximum extent permitted by applicable law.

13. Other Agreements. Nothing herein shall in any way modify or limit the effect of terms or conditions set forth in any other security or other agreement executed by Grantor or in connection with the Obligations, but each and every term and condition hereof shall be in addition thereto.

14. Liens on Real Property. In the event that all or any part of the Obligations at any time are secured by any one or more deeds of trust or mortgages or other instruments creating or granting liens on any interest in real property, Grantor authorizes Secured Party, upon the occurrence of any Event of Default, at the sole option of Secured Party, without notice or demand and without affecting any Obligations of Grantor, the enforceability of this Agreement, or the validity or enforceability of any liens of Secured Party on any Collateral, to foreclose any or all of such deeds of trust or mortgages or other instruments by judicial or nonjudicial sale. Grantor expressly waives any defenses to the enforcement of this Agreement or any liens created or granted hereby or to the recovery by Secured Party against any guarantor or any other Person liable therefor of any deficiency after a judicial or nonjudicial foreclosure or sale.
Grantor expressly waives any defenses or benefits that may be derived from California Code of Civil Procedure Sections 580a, 580b, 580d or 726, or comparable provisions of the laws of any other jurisdiction, and all other suretyship defenses it otherwise might or would have under California law or other applicable law.

15. Understandings With Respect to Waivers and Consents. Grantor warrants and agrees that each of the waivers and consents set forth herein are made with full knowledge of their significance and consequences, with the understanding that events giving rise to any defense or right waived may diminish, destroy or otherwise adversely affect rights which Grantor otherwise may have against Secured Party or others, or against any Collateral. If any of the waivers or consents herein are determined to be unenforceable under applicable law, such waivers and consents shall be effective to the maximum extent permitted by law.

16. Governing Law. This Agreement shall be governed and construed in accordance with the Laws of the State of California.

          17.     Agreements Regarding Indebtedness of Third Party
Borrowers.

17.1 Warranties. Grantor acknowledges that this Agreement secures (or may secure) in whole or in part the indebtedness of one or more persons (as used herein, the term "person" includes an individual, trust, corporation, partnership, association or any other type of entity) other than Grantor (herein referred to as "Third Party Borrowers"). Grantor warrants that
(a) this Agreement is executed at the request of such Third Party Borrowers; (b) this Agreement complies with any agreements between Grantor and such Third Party Borrowers regarding Grantor's execution hereof;
(c) Secured Party has made no representation to Grantor as to the creditworthiness of such Third Party Borrowers; and (d) Grantor has established adequate means of obtaining from such Third Party Borrowers on a continuing basis financial and other information pertaining to the financial condition of such Third Party Borrowers. Grantor agrees to keep adequately informed from such means of any facts, events or circumstances which might in any way affect Grantor's risks hereunder, and Grantor further agrees that Secured Party shall have no obligation to disclose to Grantor information or material acquired in the course of Secured Party's relationship with such Third Party Borrowers.

               17.2     Waivers.

(a) Grantor waives any right to require Secured Party to (i) proceed against any person, including any of the Third Party Borrowers or any guarantor; (ii) proceed against or exhaust (either in any particular order or manner or at all) any collateral or guaranty held from any of the Third Party Borrowers or any other person; (iii) give notice of the terms, time and place of any public or private sale of personal property security held from any of the Third Party Borrowers or any other person or comply with any other provision of Section 9504 of the California Uniform Commercial Code; (iv) pursue any other remedy in Secured Party's power; or (v) make any presentment, demand for performance, or give any notice of nonperformance, protest, notice of protest or notice of dishonor in connection with any obligation or evidence of indebtedness held by Secured Party as security, in connection with any obligation or evidence of indebtedness which constitutes in whole or in part the indebtedness, or in connection with the creation of new or additional obligations.

(b) Grantor waives any defenses arising by reason of (i) any disability or other defense of any of the Third Party Borrowers or any other person;
(ii) the cessation from any cause whatsoever of the obligations of any of the Third Party Borrowers or any other person; (iii) the application by any of the Third Party Borrowers of the proceeds of any of the indebtedness for purposes other than the purposes represented by such Third Party Borrowers to Secured Party or intended or understood by Secured Party or Grantor; (iv) any act or omission by Secured Party which directly or indirectly results in or aids the discharge or release of any of the Third Party Borrowers, any other person, any of the indebtedness, or any collateral by operation of law or equity or otherwise; or (v) any modification of the indebtedness in any form whatsoever, including without limitation the renewal, extension, acceleration or other change in time for payment of such obligations, increase or decrease of the rate of interest thereon, or other change in the terms of the indebtedness or any part thereof.

(c) Grantor waives all rights which Grantor may have under any requirement of law or equity that Secured Party exhaust any other security for the indebtedness before proceeding under this Agreement.

(d) Grantor acknowledges that all or a portion of the present and future indebtedness of Third Party Borrowers to Secured Party is or may be secured by one or more deed(s) of trust covering certain interests in real property. Grantor authorizes Secured Party, at its sole option, without notice or demand and without affecting the liability of Grantor under this Agreement, to foreclose any or all of the deed(s) of trust and the interests in real property secured thereby by nonjudicial sale, or to execute any other right or remedy with respect to the deed(s) of trust or the property covered thereby. No such action by Secured Party shall release or limit the liability of Grantor hereunder, even if the effect of that action is to deprive Grantor of the right to reimbursement from the Third Party Borrowers for any sums paid by Grantor to Secured Party with respect to the indebtedness. Grantor specifically agrees that Grantor shall not be released from liability hereunder by any action taken by Secured Party, including without limitation a nonjudicial sale under any deed of trust, that would afford Third Party Borrowers a defense based on any anti-deficiency laws of any state. Grantor expressly waives (i) any defense to the recovery of a deficiency against Grantor after such a nonjudicial sale, notwithstanding that such sale may result in a loss by Grantor of the right to recover from Third Party Borrowers any of such deficiency, (ii) any defense or benefits that may be derived from California Code of Civil Procedure Sections 580a, 580d or 726, or analogous laws of any other state (if any) and (iii) all suretyship defenses that it
would otherwise have under the laws of any state.   Without limiting the
foregoing, Grantor understands that, in the absence of the foregoing waivers and releases, Grantor might have a defense against an action by Secured Party to recover a deficiency from Grantor under this Agreement following a nonjudicial foreclosure sale under any deed(s) of trust securing any indebtedness of Borrower to Secured Party guaranteed hereby, and Grantor is specifically waiving this defense and all other defenses which Grantor might otherwise have to the recovery by Secured Party against Grantor. Grantor waives any right to receive notice of any judicial or nonjudicial sale or foreclosure of any real property subject to any deed of trust securing the indebtedness, and Grantor's failure to receive any such notice shall not impair or affect Grantor's liability hereunder.

(e) Grantor shall have no right of subrogation, and Grantor further waives any right to enforce any remedy which Grantor now has or later may have against any of the Third Party Borrowers or any other person, and waives any benefit of, and any right to participate in, any security now or later held by Secured Party.

17.3 Understandings with Respect To Waivers. Grantor warrants and agrees that each of the waivers set forth above are made with Grantor's full knowledge of their significance and consequences, with the understanding that events giving rise to any defense waived may diminish, destroy or otherwise adversely affect rights which Grantor otherwise may have against any of the Third Party Borrowers, Secured Party or others, or against collateral, and that, under the circumstances, the waivers are reasonable and not contrary to public policy or law. If any of the waivers are determined to be contrary to any applicable law or public policy, such waivers shall be effective to the maximum extent permitted by law.

17.4 Waiver of Authentication of Validity of Acts of Corporation or Partnership. It is not necessary for Secured Party to inquire into the power of any of the Third Party Borrowers or any agents acting or purporting to act on their behalf, and all obligations made, created or accepted in reliance upon the professed exercise of such power shall be secured hereby.

IN WITNESS WHEREOF, Grantor has executed this Agreement by its duly authorized officers as of the date first written above.

"Grantor":

ELDYNE, INC., a California corporation


By      /s/___________________________

        _Eric DeMarco, Sr. V.P. & CFO_
        [Printed Name & Title]



Acknowledged:

"Secured Party"

THE SUMITOMO BANK OF CALIFORNIA,
a California banking corporation,
as Agent for itself and Imperial Bank


By      /s/_________________________
        Sajeda Simjee, Vice President

     EXHIBIT A

     (Attach UCC - Search)